UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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LEAP WIRELESS INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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10307 Pacific Center Court
San Diego, California 92121

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on September 15, 2005

To the Stockholders of Leap Wireless International, Inc.:
      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Leap Wireless International, Inc., a Delaware corporation (“Leap”), will be held at the Ballantyne Resort, 10000 Ballantyne Commons Parkway, Charlotte, North Carolina, 28277, on Thursday, September 15, 2005, at 1:00 p.m. local time, for the following purposes:

1. To elect the following six directors to hold office until the next Annual Meeting of Stockholders or until their successors have been elected and have qualified:

James D. Dondero
John D. Harkey, Jr.
S. Douglas Hutcheson
Robert V. LaPenta
Mark H. Rachesky, M.D.
Michael B. Targoff

2. To approve the Leap Wireless International, Inc. Employee Stock Purchase Plan.

3. To transact such other business as may properly come before the Annual Meeting or any continuation, adjournment or postponement thereof.
      The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.
      The Board of Directors has fixed the close of business on August 1, 2005 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any continuation, adjournment or postponement thereof.

By Order of the Board of Directors

S. Douglas Hutcheson
Chief Executive Officer and President
San Diego, California
August 11, 2005
      ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN A PROXY ISSUED IN YOUR NAME FROM THE RECORD HOLDER.

10307 Pacific Center Court
San Diego, California 92121

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING
General
      The enclosed proxy is solicited by the Board of Directors (the “Board”) of Leap Wireless International, Inc., a Delaware corporation (“Leap”), for use at the Annual Meeting of Stockholders to be held on Thursday, September 15, 2005, at 1:00 p.m. local time (the “Annual Meeting”), or at any continuation, adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Ballantyne Resort, 10000 Ballantyne Commons Parkway, Charlotte, North Carolina, 28277. The approximate date on which this proxy statement and the accompanying proxy card are first to be sent to stockholders is August 11, 2005.
Solicitation
      Leap will bear the cost of soliciting proxies for the upcoming Annual Meeting. Leap will ask banks, brokerage houses, fiduciaries and custodians holding stock in their names for others to send proxy materials to and obtain proxies from the beneficial owners of such stock, and Leap will reimburse them for their reasonable expenses in doing so. In addition to soliciting proxies by mail, Leap and its directors, officers and regular employees may also solicit proxies personally, by telephone or by other appropriate means. No additional compensation will be paid to directors, officers or other regular employees for such services. Leap has retained D.F. King & Co., Inc., a professional proxy solicitation firm, to assist in the solicitation of proxies at an estimated cost of $4,500, plus certain out-of-pocket expenses.
Voting Rights and Outstanding Shares
      Stockholders of record at the close of business on August 1, 2005 (the “Record Date”) are entitled to receive notice of and to vote at the Annual Meeting. At the close of business on the Record Date, Leap had 60,876,871 shares of common stock outstanding and entitled to vote. Stockholders of record on such date will be entitled to one vote on all matters to be voted upon for each share of common stock held.
      A quorum is necessary for the transaction of business at the Annual Meeting. A quorum exists when holders of a majority of the total number of outstanding shares of common stock entitled to vote at the meeting are present in person or by proxy. At the Annual Meeting, the inspector of election appointed for the Annual Meeting will determine the presence of a quorum and tabulate the results of the voting by stockholders. The inspector of elections will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be considered shares entitled to vote in the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes (i.e., shares held by a broker or nominee that are represented at the meeting but which the broker or nominee is not empowered to vote on a particular proposal) are counted towards a quorum but are not counted for any purpose in determining whether a matter has been approved.

Revocability of Proxies
      Any stockholder giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of Leap at Leap’s principal executive offices, 10307 Pacific Center Court, San Diego, California 92121, a written notice of revocation or a duly executed proxy bearing a later date. A stockholder of record at the close of business on the Record Date may vote in person if present at the Annual Meeting, whether or not he or she has previously given a proxy. Attendance at the Annual Meeting will not, by itself, revoke a proxy.
PROPOSAL 1
ELECTION OF DIRECTORS
      Leap’s Amended and Restated Certificate of Incorporation provides that the number of directors that shall constitute the whole Board of Directors shall be fixed exclusively by one or more resolutions adopted from time to time by the Board of Directors. The authorized number of directors currently is six.
      Each of the nominees for election is currently a Board member of Leap. Mr. Dondero, Dr. Rachesky and Mr. Targoff (a continuing director, having been appointed by the Board in September 1998), were designated as directors in August 2004 by the informal committee of Cricket’s senior secured vendor debtholders in connection with our emergence from bankruptcy. Mr. Hutcheson was appointed by the Board as a director when he became Leap’s chief executive officer in February 2005. Messrs. Harkey and LaPenta were appointed by the Board as directors in March 2005. If elected at the Annual Meeting, each of the six nominees will serve until Leap’s next Annual Meeting of Stockholders, in each case until his successor is elected and has qualified, or until such director’s earlier death, resignation or removal.
      Directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the six nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board of Directors may propose. Each person nominated for election has agreed to serve if elected, and the Board of Directors does not believe that any nominee will be unable to serve.
      Biographical information for each person nominated as a director is set forth below.
Nominees for Election
      Mark H. Rachesky, M.D., 46, has served as a member and chairman of our Board of Directors since August 2004. Dr. Rachesky is the founder and president of MHR Fund Management LLC, which is an investment manager of various private investment funds that invest in inefficient market sectors, including special situation equities and distressed investments. From 1990 through June 1996, Dr. Rachesky served in various positions at Icahn Holding Corporation, including as a senior investment officer and for the last three years as sole managing director and acting chief investment advisor. Dr. Rachesky also serves as a member of the Board of Directors of Neose Technologies, Inc. and Novadel Pharma Inc. Dr. Rachesky holds a B.S. in molecular aspects of cancer from the University of Pennsylvania, an M.D. from the Stanford University School of Medicine, and an M.B.A. from the Stanford University School of Business.
      James D. Dondero, 43, has served as a member of our Board of Directors since August 2004. Mr. Dondero is the founder of Highland Capital Management, L.P. and has served as its president since 1993. Prior to founding Highland Capital Management, L.P., Mr. Dondero served as chief investment officer of a subsidiary of Protective Life Insurance Company. Mr. Dondero is also currently a member of the Board of Directors of NeighborCare, Inc., Audio Visual Services Corp., Motient Corporation, and American Banknote Corp. Mr. Dondero holds degrees in accounting and finance, beta gamma sigma, from the University of Virginia. Mr. Dondero completed financial training at Morgan Guaranty Trust Company, and is a certified public accountant, a chartered financial analyst and a certified management accountant.

      John D. Harkey, Jr., 44, has served as a member of our Board of Directors since March 2005. Since 1998, Mr. Harkey has served as chief executive officer and chairman of Consolidated Restaurant Companies, Inc., and as chief executive officer and vice chairman of Consolidated Restaurant Operations, Inc. Mr. Harkey also has been manager of the investment firm Cracken, Harkey & Street, L.L.C. since 1997. From 1992 to 1998, Mr. Harkey was a partner with the law firm Cracken & Harkey, LLP. Mr. Harkey was founder and managing director of Capstone Capital Corporation and Capstone Partners, Inc. from 1989 until 1992. He also serves on the Board of Directors of Total Entertainment Restaurant Corporation and on the Executive Board of Circle Ten Council of the Boy Scouts of America. Mr. Harkey obtained his B.B.A. with honors and a J.D. from the University of Texas at Austin and an M.B.A. from Stanford University School of Business.
      S. Douglas Hutcheson, 49, was appointed as our chief executive officer, president and director in February 2005, having previously served as our president and chief financial officer from January 2005 to February 2005, as our executive vice president and chief financial officer from January 2004 to January 2005, as our senior vice president and chief financial officer from August 2002 to January 2004, as our senior vice president and chief strategy officer from March 2002 to August 2002, as our senior vice president, product development and strategic planning from July 2000 to March 2002, as our senior vice president, business development from March 1999 to July 2000 and as our vice president, business development from September 1998 to March 1999. From February 1995 to September 1998, Mr. Hutcheson served as vice president, marketing in the Wireless Infrastructure Division at Qualcomm Incorporated. Mr. Hutcheson holds a B.S. in mechanical engineering from California Polytechnic University and an M.B.A. from University of California, Irvine.
      Robert V. LaPenta, 59, has served as a member of our Board of Directors since March 2005. Mr. LaPenta is the Chairman and Chief Executive Officer of L-1 Investment Partners, LLC, an investment firm seeking investments in the biometrics area. Mr. LaPenta served as president, chief financial officer and director of L-3 Communications Holdings, Inc. from April 1997 until his retirement from those positions effective April 1, 2005. From April 1996, when Loral Corporation was acquired by Lockheed Martin Corporation, until April 1997, Mr. LaPenta was a vice president of Lockheed Martin and was vice president and chief financial officer of Lockheed Martin’s C3I and Systems Integration Sector. Prior to the April 1996 acquisition of Loral, he was Loral’s senior vice president and controller, a position he held since 1981. He previously served in a number of other executive positions with Loral since he joined that company in 1972. Mr. LaPenta is on the Board of Trustees of Iona College, the Board of Trustees of The American College of Greece and the Board of Directors of Core Software Technologies. Mr. LaPenta received a B.B.A. in accounting from Iona College in New York.
      Michael B. Targoff, 61, has served as a member of our Board of Directors since September 1998. He is founder of Michael B. Targoff and Co., a company that seeks controlling investments in telecommunications and related industry companies, and serves as its chief executive officer. From its formation in January 1996 through January 1998, Mr. Targoff was president and chief operating officer of Loral Space & Communications Limited. Mr. Targoff was senior vice president of Loral Corporation until January 1996. Previously, Mr. Targoff was also the president of Globalstar Telecommunications Limited, the public owner of Globalstar, Loral’s global mobile satellite system. Mr. Targoff serves as a member of the Board of Directors of Kayne Anderson MLP Investment Company, Infocrossing, Inc., Viasat, Inc. and Communications and Power Industries, Inc., in addition to serving as chairman of the boards of directors of two small private telecommunications companies. Before joining Loral Corporation in 1981, Mr. Targoff was a partner in the New York law firm of Willkie Farr & Gallagher. Mr. Targoff holds a B.A. from Brown University and a J.D. from Columbia University School of Law.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH NOMINEE NAMED ABOVE.

BOARD OF DIRECTORS AND BOARD COMMITTEES
Board Meetings
      Leap’s Board held seven meetings, including telephonic meetings, during fiscal 2004. During the past fiscal year, each incumbent Director attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings of committees of the Board on which he served.
Director Attendance at Annual Meetings of Stockholders
      Leap’s policy is to encourage the members of the Board of Directors to attend Leap’s annual meetings of stockholders. Leap filed for bankruptcy in April 2003 and emerged from bankruptcy in August 2004. As a result, Leap did not hold an annual meeting of stockholders during fiscal year 2004.
Communications with Our Board of Directors
      Any stockholder may communicate with the Board of Directors and its committees by addressing his or her communication to the Board of Directors, the independent directors, a committee of the Board, or an individual director by sending a communication addressed to the recipient group or individual at:

Leap Wireless International, Inc.
Attn: Board of Directors
c/o Corporate Secretary
10307 Pacific Center Court
San Diego, CA 92121
      Copies of written communications received by the Corporate Secretary will be provided to the relevant director(s) unless such communications are considered, in the reasonable judgment of the Corporate Secretary, to be improper for submission to the intended recipient(s). Examples of stockholder communications that would be considered improper for submission include, without limitation, customer complaints, solicitations, communications that do not relate directly or indirectly to Leap or its business, or communications that relate to improper or irrelevant topics. Any such improper communication will be made available to any non-employee director upon request.
Committees of the Board of Directors
      Our Board of Directors has an Audit Committee, a Compensation Committee and a Nominating Committee.
      Audit Committee. Our Audit Committee consists of Mr. Targoff, Chairman, and Messrs. Harkey and LaPenta. Each member of the Audit Committee is an independent director, as defined in the Nasdaq Stock Market listing standards, and our Board of Directors has determined that Mr. Targoff qualifies as an “audit committee financial expert” as that term is defined in the rules and regulations established by the SEC. Leap also believes that each of Messrs. Harkey and LaPenta also qualifies as an “audit committee financial expert.” The functions of this Committee include:

•	appointment, compensation, retention and oversight of our independent auditors and senior internal audit executive;

•	pre-approval of audit and non-audit services to be rendered by our independent auditors;

•	review of the independence and quality control procedures of our independent auditors and the experience and qualifications of the independent auditors’ senior personnel providing audit services to us;

•	meeting with our management, our independent auditors and our senior internal audit executive to discuss: (i) each annual audit, major issues regarding accounting principles and financial statement presentations, complex or unusual transactions, and other special financial issues; (ii) analyses prepared by management or the independent auditors of significant financial reporting issues and judgments made in connection with the preparation of the financial statements; and (iii) the effect of recent regulatory and professional accounting pronouncements and off-balance sheet structures on the financial statements;

•	reviewing our financial statements and periodic reports and discussing these statements and reports with our management and our independent auditors, and considering whether such statements and reports are complete and consistent with information known to Audit Committee members; and

•	meeting separately with the independent auditors: (i) regarding any problems or difficulties encountered during the course of the audit work; (ii) to discuss the report the independent auditors are required to make to the Audit Committee; and (iii) to discuss the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees.”

      Both our independent auditors and internal financial personnel regularly meet privately with the Audit Committee and have unrestricted access to this committee. The Audit Committee held nine meetings during the 2004 fiscal year. A copy of the Audit Committee Charter adopted by Leap’s Board of Directors is attached as Appendix A to this proxy statement and also is posted in the Investor Relations section of Leap’s website at www.LeapWireless.com.
      Compensation Committee. Our Compensation Committee currently consists of Mr. Dondero, Chairman, Dr. Rachesky and Mr. Targoff. All members of the Compensation Committee are independent directors, as defined in the Nasdaq Stock Market listing standards. The functions of this Committee include:

•	reviewing our compensation philosophy and our employee compensation, pension and welfare benefit plans;

•	reviewing and approving corporate goals and objectives relating to the compensation of the chief executive officer, and evaluating the performance of, and determining and approving the compensation of, the chief executive officer;

•	evaluating the performance of all employees at the senior vice president level and above, and reviewing and approving, or modifying, the recommendations of the chief executive officer regarding compensation of such employees; and

•	reviewing and approving any employment contracts and special employment arrangements to be entered into by Leap with any employee at the senior vice president level or above.
      The Compensation Committee held two meetings during the 2004 fiscal year. A copy of the Compensation Committee Charter is posted in the Investor Relations section of Leap’s website at www.LeapWireless.com.
      Nominating Committee. Our Nominating Committee is currently comprised of Dr. Rachesky. Dr. Rachesky is an independent director, as defined in the Nasdaq Stock Market listing standards. The functions of this Committee include:

•	identifying qualified candidates to become members of our Board of Directors;

•	recommending to the Board candidates for nomination for election as directors at each annual meeting of stockholders (or special meeting of stockholders at which directors are to be elected);

•	recommending to the Board candidates for appointment to fill vacancies on our Board of Directors; and

•	overseeing the annual evaluation of the performance of the Board of Directors.
      As the Nominating Committee comprised one director, no formal meetings of this committee were held during the 2004 fiscal year. A copy of the Nominating Committee Charter is posted in the Investor Relations section of Leap’s website at www.LeapWireless.com.

Director Nomination Process

Director Qualifications
      The Nominating Committee’s goal is to assemble a board of directors that brings to our company a variety of perspectives and skills derived from high quality business and professional experience. In evaluating director nominees, the Nominating Committee considers the following criteria, among others that the Nominating Committee shall deem appropriate:

•	personal and professional integrity, ethics and values;

•	experience in corporate management, such as serving as an officer or former officer of a publicly held company, and a general understanding of marketing, finance and other elements relevant to the success of a publicly-traded company in today’s business environment;

•	experience in our industry;

•	experience as a board member of another publicly held company;

•	academic expertise in an area of our operations; and

•	practical and mature business judgment, including ability to make independent analytical inquiries.
      The Nominating Committee has no stated minimum criteria for director nominees. In evaluating director nominees, in addition to the criteria described above, the Nominating Committee may consider other factors that it deems to be appropriate and in the best interests of Leap and its stockholders. The Nominating Committee believes it is appropriate for at least one, and, preferably, several, members of our Board of Directors to meet the criteria for an “audit committee financial expert” as defined by SEC rules, and that a majority of the members of our Board of Directors be independent directors, as defined under the Nasdaq Stock Market listing standards. At this time, the Nominating Committee also believes it is appropriate for our president and chief executive officer to serve as a member of our Board of Directors.

Process for Identification and Evaluation of Nominees for Director
      Nominating Committee Process. The Nominating Committee identifies nominees for director by first evaluating the current members of the Board of Directors willing to continue in service. Current members with qualifications and skills that are consistent with the Nominating Committee’s criteria for Board service and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining new perspectives. If any member of the Board of Directors does not wish to continue in service or if the Board of Directors decides not to re-nominate a member for re-election, the Nominating Committee identifies the desired skills and experience of a new nominee in light of the criteria above. The Nominating Committee generally polls the Board of Directors and members of management for their recommendations. The Nominating Committee may also seek input from industry experts or analysts. Once candidates are identified, the Nominating Committee reviews the qualifications, experience and background of the candidates. Final candidates are then interviewed by the Nominating Committee and certain other of our independent directors and executive management. In making its determinations, the Nominating Committee evaluates each individual in the context of our Board of Directors as a whole, with the objective of assembling a group that can best perpetuate our success and represent stockholder interests through the exercise of sound judgment. After review and deliberation of all feedback and data, the Nominating Committee makes its recommendation to the Board of Directors. Historically, the Nominating Committee has not relied on third-party search firms to identify Board candidates. The Nominating Committee may in the future choose to do so in those situations where particular qualifications are required or where existing contacts are not sufficient to identify appropriate candidates.
      With regard to the non-management nominees for election as directors at the 2005 annual meeting of stockholders, Mr. Dondero, Dr. Rachesky and Mr. Targoff were designated as directors in August 2004 by the informal committee of Cricket’s senior secured vendor debtholders in connection with our emergence from bankruptcy. Messrs. Harkey and LaPenta were initially recommended for appointment to Leap’s Board in March 2005 by other non-management directors.
      Recommendations from Stockholders. The Nominating Committee’s policy is to consider and evaluate nominees recommended by stockholders in the same manner as it evaluates other nominees. We have not received any director candidate recommendations from our stockholders to date. However, any recommendations received from stockholders will be evaluated in the same manner that potential nominees suggested by board members, management or other parties are evaluated.
      Stockholders wishing to recommend a candidate for nomination for election as a director must do so in writing addressed to the Secretary of Leap. The stockholder must submit a detailed resume of the candidate and an explanation of the reasons why the stockholder believes this candidate is qualified for service on the Leap Board. The stockholder must also provide such other information about the candidate as would be required by SEC rules to be included in a proxy statement about the candidate. In addition, the stockholder must include the written consent of the candidate and describe any arrangements or undertakings between the stockholder and the candidate regarding the recommendation or nomination. In order to give the Nominating Committee sufficient time to evaluate a recommended candidate, the recommendation must be received by our corporate secretary at our principal executive offices by the deadline for submitting proposals to be included in the proxy statement for the next annual stockholders meeting, as described below in the section entitled “Stockholder Proposals.” Recommendations received after such date will likely not be timely for consideration in connection with that year’s annual meeting of stockholders.
      Nominations by Stockholders. Nominations of persons for election to the Board of Directors may be made at the annual meeting of stockholders by any stockholder who is entitled to vote at the meeting and who has complied with the notice procedures set forth in Article II, Section 8 of the Amended and Restated Bylaws of Leap. Generally, these procedures require stockholders to give timely notice in writing to the Secretary of Leap, including all information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors and the nominee’s written consent to being named in the proxy and to serving as a director if elected. Stockholders are encouraged to review the Amended and Restated Bylaws of Leap for a complete description of the procedures.
COMPENSATION OF DIRECTORS
      On March 11, 2005, the Board of Directors granted to Mr. Michael Targoff non-qualified stock options to purchase 30,000 shares of Leap common stock, and granted to each of Dr. Mark Rachesky and Mr. James Dondero non-qualified stock options to purchase 21,900 shares of Leap common stock, in each case in recognition of their service on our Board of Directors without compensation since our emergence from bankruptcy on August 16, 2004, a period of significant development for Leap and its business. Each of these option awards vests one-third on the award date, one-third on January 1, 2006 and one-third on January 1, 2007. The exercise price for each of these stock options is $26.51 per share.
      In addition, in recognition of their current service on the Board of Directors, on March 11, 2005, the Board of Directors granted to Dr. Rachesky, as Chairman of the Board, non-qualified stock options to purchase 18,300 shares of Leap common stock and granted to each of Messrs. Dondero and Targoff non-qualified stock options to purchase 7,500 shares of Leap common stock. Mr. Targoff, as chairman of the Audit Committee, was granted non-qualified stock options to purchase an additional 2,000 shares of Leap common stock, and Mr. Dondero, as chairman of the Compensation Committee, was granted non-qualified stock options to purchase an additional 1,200 shares of Leap common stock. Each of these option awards vests one-third on January 1, 2006, one-third on January 1, 2007 and one-third on January 1, 2008. The exercise price for each of these stock options is $26.51 per share.
      In connection with their appointment as non-employee directors of Leap on March 11, 2005 and March 14, 2005, respectively, the Board granted each of Messrs. John Harkey and Robert LaPenta non-qualified stock options to purchase 5,000 shares of Leap common stock, which option awards vested fully on the award date, and additional non-qualified stock options to purchase 7,500 shares of Leap common stock, which option awards vest one-third on January 1, 2006, one-third on January 1, 2007 and one-third on January 1, 2008. The exercise price for these option awards is $26.51 per share for Mr. Harkey and $26.45 for Mr. LaPenta.
      Each of the option awards to non-employee directors described above has a term of ten years, provided that the options terminate 90 days after the option-holder ceases to be a non-employee director of Leap. Special exercise and termination rules apply if the option-holder’s relationship with Leap is terminated as a result of death or disability. The option awards will automatically vest in full upon a change of control of Leap, as defined in the 2004 Plan.
      Leap also reimburses directors for reasonable and necessary expenses, including their travel expenses incurred in connection with attendance at Board and Board committee meetings.
PROPOSAL 2
APPROVAL OF THE LEAP WIRELESS INTERNATIONAL, INC.
EMPLOYEE STOCK PURCHASE PLAN
      Our stockholders are being asked to approve The Leap Wireless International, Inc. Employee Stock Purchase Plan (the “Purchase Plan”). Our Board of Directors approved the Purchase Plan on May 25, 2005, subject to stockholder approval.
      The principal features of the Purchase Plan are summarized below, but the summary is qualified in its entirety by reference to the Purchase Plan itself which is attached to this proxy statement as Appendix B.
Purposes
      The purposes of the Purchase Plan are to assist Leap’s eligible employees and the eligible employees of Leap’s designated subsidiary corporations in acquiring stock ownership in Leap pursuant to a plan which is intended to qualify as an employee stock purchase plan within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). In addition, the Purchase Plan is intended to help such employees provide for their future security and to encourage them to remain in our employment.
Securities Subject to the Purchase Plan
      The number of shares of Leap’s common stock that may be sold pursuant to options granted under the Purchase Plan shall not exceed, in the aggregate, 800,000 shares. The aggregate number of shares that may be sold pursuant to options granted under the Purchase Plan is subject to adjustment for changes in Leap’s capitalization and certain corporate transactions.
      On August 3, 2005, the last reported sale price of Leap’s common stock on the Nasdaq National Market was $33.70 per share.
Administration
      The Purchase Plan will be administered by the Compensation Committee of Leap’s Board of Directors. Subject to the terms and conditions of the Purchase Plan, Leap’s Compensation Committee has the authority to make all determinations and to take all other actions necessary or advisable for the administration of the Purchase Plan. Leap’s Compensation Committee is also authorized to adopt, amend and rescind rules relating to the administration of the Purchase Plan. As appropriate, administration of the Purchase Plan may be revested in the Board of Directors.
Eligibility
      Leap’s employees and the employees of Leap’s designated subsidiary corporations that customarily work more than twenty hours per week and more than five months per calendar year, and who have been employed by Leap or one of Leap’s designated subsidiary corporations for at least three months, are eligible to participate in the Purchase Plan as of the first day of the first offering period after they become eligible to participate in the Purchase Plan. However, no employee is eligible to participate in the Purchase Plan if, immediately after becoming eligible to participate, such employee would own or be treated as owning stock (including stock such employee may purchase under options granted under the Purchase Plan) representing 5% or more of the total combined voting power or value of all classes of Leap’s stock or the stock of any of Leap’s subsidiary corporations.
      As of August 3, 2005, Leap had no employees and Leap’s designated subsidiary corporation, Cricket Communications, Inc., had approximately 1,400 full time employees.
Terms of the Purchase Plan
      Offering Periods. Shares of Leap common stock will be offered during six month offering periods commencing on each January 1 and July 1; however, the first offering period will commence on the day the Purchase Plan is approved by Leap’s stockholders and will end on the next occurring June 30 or December 31 and may be shorter than six months. On the first day of an offering period, an eligible employee will be granted a nontransferable option to purchase shares of Leap common stock on the last day of the offering period.
      Payroll Deductions. An eligible employee will participate in the Purchase Plan through payroll deductions. An employee may elect payroll deductions in any whole percentage (up to 15%) of base compensation, and may increase (but not above 15%), decrease or suspend his or her payroll deductions during the offering period. The employee’s cumulative payroll deductions (without interest) will be used to purchase shares of Leap common stock on the last day of the offering period, unless the employee elects to withdraw his or her payroll deductions prior to the end of the period. An employee’s cumulative payroll deductions for an offering period may not exceed $5,000.
      Purchase Price. The per share purchase price of shares of Leap common stock purchased on the last day of an offering period will be the lesser of 85% of the fair market value of a share on the first day of the offering period, and 85% of the fair market value of a share on the last day of the offering period. The fair market value of a share of Leap common stock on any given date will be determined based on the closing trading price for Leap common stock on such date, if Leap common stock is then quoted on the Nasdaq National Market, or the mean between the closing representative bid and asked prices, if Leap common stock is not then quoted on the Nasdaq National Market.
      Number of Shares Purchased. On the last day of an offering period, an employee’s option will be exercised and the employee’s cumulative payroll deductions will be applied to purchase whole shares of Leap common stock. The number of whole shares purchased by an employee for an offering period will be determined by dividing the employee’s cumulative payroll deductions for the period by the per share purchase price. An employee may purchase no more than 250 shares of Leap common stock for each offering period. Also, an employee may not purchase shares of Leap common stock during a calendar year with a total fair market value of more than $25,000. Shares purchased during the calendar year will be valued on the first day of the applicable offering period for purposes of the $25,000 limitation. Any payroll deductions not applied because of these limitations will be refunded to the employee (without interest). If the total number of shares of Leap common stock for which options are to be exercised on the last day of any offering period exceeds the number of shares remaining available to be sold under the Purchase Plan on such date, Leap’s Compensation Committee will make a pro rata allocation of the available remaining shares of Leap common stock among the participants.
      Withdrawal or Termination of Participation. An employee may elect to withdraw his or her cumulative payroll deductions (without interest) prior to the end of the offering period. If an employee terminates employment for any reason during an offering period, his or her cumulative payroll deductions (without interest) will be refunded. If an employee dies during an offering period, the employee’s cumulative payroll deductions will be applied to purchase shares of Leap common stock on the last day of the offering period, unless the executor or administrator of the employee’s estate or will requests a refund of the cumulative payroll deductions.

      Nontransferability of Options. An employee’s option under the Purchase Plan will not be transferable, other than by will or the laws of descent and distribution, and will be exercisable during an employee’s lifetime only by the employee.
Changes in Capitalization and Corporate Transactions
      In the event of certain changes in Leap’s capitalization or certain corporate transactions involving Leap, our Compensation Committee will make appropriate adjustments to the number of shares that may be sold pursuant to options granted under the Purchase Plan and options outstanding under the Purchase Plan and is authorized to provide for the termination, cash-out, assumption, substitution or accelerated exercise of such options.
Term of the Purchase Plan; Amendment and Termination
      The Purchase Plan will be in effect until May 25, 2015, unless Leap’s Board of Directors terminates the Purchase Plan at an earlier date. Leap’s Board of Directors may terminate the Purchase Plan at any time and for any reason. Leap’s Board of Directors may also modify the Purchase Plan from time to time, except that Leap’s Board of Directors may not, without prior stockholder approval, amend the Purchase Plan so as to increase the number of shares of Leap common stock that may be sold under the Purchase Plan, or change the corporations whose employees are eligible under the Purchase Plan, or amend the Purchase Plan in any manner which would require stockholder approval to comply with any applicable law, regulation or rule.
Federal Income Tax Consequences Associated with the Purchase Plan
      The following is a general summary under current law of the material federal income tax consequences to participants in the Purchase Plan. This summary deals with the general tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The summary does not discuss all aspects of income taxation that may be relevant to a participant in light of his or her personal investment circumstances. This summarized tax information is not tax advice.
      Section 423 of the Code will provide certain tax benefits to employees purchasing shares of Leap common stock under the Purchase Plan. An employee will not recognize income for federal income tax purposes upon the grant of an option for an offering period. Also, the employee will not recognize income upon the exercise of the option and the purchase of shares of Leap common stock on the last day of the offering period. The employee will recognize income only when he or she sells the shares of Leap common stock. The employee’s income upon the sale of shares of Leap common stock will be based on the excess (if any) of the sale price over the purchase price. The taxation of the income will depend on whether the employee satisfies the holding period under Section 423 of the Code.
      If the employee holds the shares for at least 18 months following the transfer of the shares pursuant to exercise, the employee’s ordinary income will be limited to the amount of the discount on the shares on the date of the grant of the option. This discount will equal 15% of the fair market value of the shares on the first day of the offering period. Any remaining income recognized upon the sale will be capital gain. If the sale price is less than the fair market value on the first day of the offering period, the employee will recognize only ordinary income equal to the gain on the sale.
      If the employee holds the shares for less than 18 months, the employee’s ordinary income will equal the excess of the fair market value of the shares on the exercise date (i.e., the last day of the offering period) over the purchase price. As described above, the purchase price will be the lesser of 85% of the fair market value on the first day of the offering period, and 85% of the fair market value on the last day of the period. Any remaining income recognized upon the sale will be capital gain. If the sale price is less than the fair market value on the last day of the offering period, the employee will also recognize a capital loss.

      Leap (or Leap’s subsidiary corporation employing an employee) will not be entitled to a deduction based on the discount on the shares of Leap common stock purchased by an employee if he or she satisfies the 18-month holding period under Section 423 of the Code. However, if an employee sells the shares of Leap common stock prior to the end of the holding period, Leap (or Leap’s subsidiary corporation employing an employee) will be entitled to a deduction in an amount equal to the ordinary income recognized by the employee (i.e., the excess of the fair market value of the shares on the last day of the offering period over the purchase price).
New Plan Benefits
      The amounts of future stock purchases under the Purchase Plan are not determinable because, under the terms of the Purchase Plan, purchases are based upon elections made by participants. Future purchase prices are not determinable because they are based upon the then fair market values of Leap common stock.
Required Vote
      The affirmative vote of the holders of a majority of the outstanding shares of Leap common stock present or represented by proxy and entitled to vote at the Annual Meeting is required to approve the Purchase Plan.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2.

REPORT OF THE AUDIT COMMITTEE
      The Audit Committee of Leap’s Board of Directors is comprised solely of independent directors, as defined by the listing standards of the National Association of Securities Dealers, Inc., and operates pursuant to a written charter adopted by the Board of Directors. The Audit Committee reviews and reassesses the adequacy of the charter on an annual basis. The Audit Committee is responsible for monitoring and overseeing management’s conduct of Leap’s financial reporting process, Leap’s systems of internal accounting and financial controls, and the independent audit of Leap’s financial statements by Leap’s independent auditors.
      In this context, the Audit Committee has reviewed and discussed the audited financial statements of Leap as of December 31, 2004 and for the periods from January 1, 2004 to July 31, 2004 and from August 1, 2004 to December 31, 2004 with both management and PricewaterhouseCoopers LLP. Specifically, the Audit Committee has discussed with PricewaterhouseCoopers LLP those matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect.
      The Audit Committee has received from PricewaterhouseCoopers LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and it has discussed with PricewaterhouseCoopers LLP the issue of its independence from Leap.
      Based on the Audit Committee’s review of the audited financial statements and its discussions with management and PricewaterhouseCoopers LLP noted above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Leap’s Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Michael B. Targoff, Chairman
John D. Harkey, Jr.
Robert V. LaPenta

Independent Registered Public Accounting Firm
      Our Audit Committee currently has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2005. The Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of Leap and its stockholders.
      PricewaterhouseCoopers LLP audited our financial statements for the fiscal year ended December 31, 2004. Representatives of PricewaterhouseCoopers LLP are expected to be present at Leap’s 2005 Annual Meeting, and if in attendance, the representatives will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Audit Fees and Other Fees
      The following table summarizes the aggregate fees billed to Leap by its independent registered public accounting firm, PricewaterhouseCoopers, LLP (“PwC”), for the years ended December 31, 2004 and 2003 (in thousands):

	2004	2003

Audit fees(1)	$1,589	$803
Audit-related fees(2)	47	118
Tax fees(3)	245	393
All other fees(4)	44	149

Total	$1,925	$1,463

(1)	Audit fees consist of fees billed for professional services rendered for the audit of Leap’s consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by PwC in connection with statutory and regulatory filings or engagements.

(2)	Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of Leap’s consolidated financial statements and are not reported under “Audit Fees.” For the year ending December 31, 2004, this category included consultations on accounting for bankruptcy and other accounting matters and the employee benefit plan audits. For the year ending December 31, 2003, this category included fees related to the preparation of an employment and fee application related to providing ongoing services while Leap operated in bankruptcy, consultations on accounting for bankruptcy and other accounting matters, and the employee benefit plan audits.

(3)	Tax fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning (domestic and international). These services included assistance regarding federal, state and international tax compliance, acquisitions and international tax planning.

(4)	All other fees consist of fees for products and services other than the services reported above. In 2004, this category included fees related to summarizing billable hours and audit fees for bankruptcy fee applications. In 2003, this category included fees related to Leap’s participation in a benchmarking study on its work-force related cost structure and organization.
      In considering the nature of the services provided by PwC, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with PwC and Leap management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the Public Company Accounting Oversight Board.
      The Audit Committee requires that all services performed by PwC are pre-approved prior to the services being performed. During 2004 all services were pre-approved in accordance with these procedures.

REPORT OF THE COMPENSATION COMMITTEE
Overview
      The Compensation Committee (the “Committee”) of the Board of Directors of Leap assists the Board in fulfilling its responsibilities relating to the compensation of Leap’s executives. In addition, the Committee advises Leap with respect to the design of compensation policies and programs for Leap’s executives, evaluating such policies and programs and recommending such policies and programs to the Board for its approval. Leap’s human resource organization supports the Committee and its work. The Committee’s current charter was adopted by the Board of Directors in November 2004.
Compensation Philosophy
      Leap’s compensation and benefits programs are designed to attract and retain key employees necessary to support Leap’s business plans and to create and sustain a competitive advantage for Leap in the labor markets where Leap and its subsidiaries operate. The Committee’s fundamental philosophy is to:

•	Use total compensation to recognize each individual officer’s scope of responsibility within the organization, experience, performance and overall contributions to Leap. The Committee utilizes external benchmark data from similarly-sized wireless telecommunications operators and other “high-tech” companies as part of its due diligence in determining salary and target bonus amounts for each position within Leap.

•	Use long-term equity-based compensation (restricted stock, stock options and other equity awards, as appropriate) to align employee and shareholder interests, as well as to attract, motivate and retain employees and enable them to share in the long-term success of Leap.

•	As part of a competitive total compensation package, provide benefits that offer participants flexibility and that are cost efficient to Leap.
Elements of the Executive Compensation Program
      Leap’s executive officer compensation program is comprised of three primary components: base salary; annual incentive compensation in the form of cash bonuses; and long-term incentive compensation in the form of stock options, restricted stock and similar equity-based awards.
      Leap believes that the total compensation and benefits extended to its executives are competitive with the compensation and benefits packages offered to executives of similarly-sized wireless telecommunications operators and other high-tech companies that it utilizes for comparative compensation purposes.

Base Salary and Annual Bonuses
      As a general matter, the base salary for each executive is initially established through negotiation at the time the executive is hired, taking into account the executive’s qualifications, experience, prior salary and competitive salary information. Year-to-year adjustments to each executive’s base salary are determined by an assessment of his or her individual performance against job responsibilities, overall company performance, Leap’s budget for merit increases and competitive salary information.
      All of Leap’s employees participate in an annual cash bonus plan. Under the plan, each employee is assigned an annual performance bonus target based upon his or her position. For executives, the performance bonus target consists of two components; 75% of the bonus target is based on overall company performance and 25% is based on the individual executive’s performance. Leap selects identifiable and measurable performance metrics each year based on Leap’s goals for that year, and specific performance metrics used to calculate employees’ bonus payments vary according to the employee’s position with Leap. In 2004, the metrics that were used to determine the portion of executives’ bonuses based on overall company performance were net customer additions, adjusted earnings before interest, taxes and depreciation (referred to as adjusted EBITDA), average revenue per user/customer (referred to as ARPU) and churn. Basing annual cash bonuses on company performance metrics establishes a direct link between our employees’ pay and our financial success.

Long-Term Equity Compensation
      After Leap’s emergence from bankruptcy in August 2004, the Committee selected an independent third party compensation consultant to assist the Committee in reviewing, establishing and implementing a compensation philosophy for executive officers. In the first several months after Leap’s emergence from bankruptcy, the Committee worked with the consultant to develop Leap’s 2004 Stock Option, Restricted Stock and Deferred Stock Unit Plan (the “2004 Plan”). Pursuant to authority delegated to it by the Board of Directors, the Committee approved and adopted the 2004 Plan in December 2004.
      Under the 2004 Plan, Leap grants selected employees restricted stock at a purchase price equal to par value and non-qualified stock options at an exercise price equal to the fair market value of Leap common stock on the date of grant. The majority of the restricted stock and stock options that have been issued to employees under the 2004 Plan vest in full approximately three years after the date of grant with no partial time-based vesting for the awards. The awards are, however, subject to accelerated performance-based vesting in increments ranging from 10% to 30% of the applicable award per year if Leap meets certain adjusted EBITDA and net customer addition performance targets in 2005 and 2006. On a going forward basis, the Committee expects that additional restricted stock and stock option grants to employees will vest in a similar manner after five years, and will also be subject to accelerated vesting if Leap meets certain performance targets during the term of the award. The Committee believes that these vesting periods encourage our employees who receive restricted stock and/or stock options to work with a long-term view toward achievement and reinforce their long-term affiliation with Leap.
      Leap has also granted selected employees deferred stock units at a purchase price equal to par value. The deferred stock units represent the right to receive shares of Leap common stock on a deferred basis. The deferred stock units that have been granted under the 2004 Plan were fully vested on the date of grant and are exercisable for a 30-day period beginning August 15, 2005, subject to certain exceptions.
      The Committee believes that the design of the 2004 Plan helps reduce officer and employee turnover and helps us to retain the knowledge and skills of our employees. The timing and size of equity awards is based on a variety of factors, including Leap’s overall performance and the recipient’s individual performance.

Benefits
      The Committee, working with management, oversees Leap’s benefits programs for executives. Leap maintains a 401(k) program for all employees, and provides a 50% match on employees’ contributions, with Leap’s matching funds limited to 3% of an employee’s base salary. In addition, Leap provides supplemental health coverage with a maximum benefit of $10,000 per year for certain executives of the company. The benefits programs are viewed as a very positive aspect of employment with the company. During Leap’s most recent employee satisfaction survey, the benefits programs were identified as one of the key reasons that employees joined Leap and stay with the company over time.
Policy on Deductibility of Executive Officer Compensation
      Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to a publicly-held company for compensation in excess of $1 million paid to its chief executive officer and its four most highly compensated executive officers. Performance-based compensation tied to the attainment of specific goals is excluded from the limitation. Currently, awards under the 2004 Plan do not qualify as performance-based compensation exempt from the Section 162(m) limits. The Committee intends to evaluate whether Leap should take action during the coming year with respect to the tax deductibility of Leap’s executive compensation under Section 162(m).

Chief Executive Officer Compensation
      Each year the Committee reviews the Chief Executive Officer’s compensation and his individual performance, as well as Leap’s overall performance, for the calendar year under review.

Chief Executive Officer Compensation for 2004
      Harvey P. White, Leap’s former chairman of the board and chief executive officer, resigned from his position with us in June 2004. During 2004, Mr. White’s base salary was $502,125. Mr. White’s 2004 base salary was approximately $300,000 lower than his base salary in 2002. Mr. White voluntarily agreed to reduce his base salary by $300,000 per year in September 2002 shortly after Leap announced that it would begin discussions with its major creditor groups to address the financial challenges then facing the company. Mr. White’s annual target bonus in 2004 was 80% of his base salary. Mr. White’s base salary and target bonus were approved by the Bankruptcy Court overseeing Leap’s Chapter 11 reorganization proceedings in July 2003. As a result of his service with Leap through June 2004, Mr. White received $251,063 of base salary and $233,589 of bonuses in 2004. In addition, pursuant to a severance agreement approved by the Bankruptcy Court in May 2003, Mr. White received a severance payment of $376,594 in connection with his resignation in June 2004.
      William M. Freeman, who succeeded Mr. White as chief executive officer of Leap, commenced his employment with us in May 2004. Mr. Freeman negotiated an annual base salary of $400,000 per year in connection with his employment by the company and, as a result of this negotiated salary, received $230,769 of base salary for his service in 2004. In connection with his employment, Mr. Freeman also negotiated a performance bonus target of 85% of his base salary, prorated for 2004 service (with a minimum bonus of at least 50% of his base salary, prorated for 2004 service). Additionally, Mr. Freeman received $60,255 as reimbursement for relocation expenses in connection with his commencement of employment. Mr. Freeman’s 2004 compensation and relocation benefits were established through arm’s-length negotiations prior to his commencement of employment with the company. The Bankruptcy Court approved Leap’s compensation arrangements with Mr. Freeman in July 2004.
      In February 2005, Leap entered into a resignation agreement with Mr. Freeman, under which Mr. Freeman resigned as the chief executive officer and as a director of Leap and its domestic subsidiaries, effective as of February 25, 2005. Mr. Freeman and Leap agreed that the resignation agreement entirely superseded Mr. Freeman’s employment agreement with the company. Under the resignation agreement, Mr. Freeman received a severance payment of $1,000,000, released Leap and its subsidiaries from all then existing claims against them, including any claim under his employment agreement, and relinquished any and all rights to any stock options, restricted stock and deferred stock unit awards from Leap.

Chief Executive Officer Compensation for 2005
      S. Douglas Hutcheson was appointed Leap’s president and chief executive officer in February 2005. The Committee and Board of Directors followed the policies described above in setting the compensation for Mr. Hutcheson in his role as president and chief executive officer. Mr. Hutcheson’s annual base salary of $350,000 was established in February 2005, when he was appointed as president and chief executive officer, an increase of $15,000 per year compared to his annual base salary of $335,000 payable while Mr. Hutcheson was serving as Leap’s president and chief financial officer. In setting Mr. Hutcheson’s new base salary, the Committee considered Mr. Hutcheson’s qualifications and experience, his previous compensation package with the Company, competitive compensation data, and the success bonuses (described below) granted to Mr. Hutcheson in connection with his contributions to the Company’s successful emergence from bankruptcy, Mr. Hutcheson’s target bonus for 2005 is 80% of his base salary, compared to his target bonus of 65% of his base salary payable while he was serving as president and chief financial officer. The amount of any annual performance bonus actually paid to Mr. Hutcheson will be determined in accordance with the policies described above. Pursuant to his employment agreement, Mr. Hutcheson also received a success bonus of $150,000 in January 2005 and is to receive a success bonus payment of $150,000 on the earlier to occur of September 30, 2005 (provided Mr. Hutcheson is still employed by the company on such date) and the date on which Mr. Hutcheson ceases to be employed by the company (other than as a result of a termination for cause). Mr. Hutcheson’s employment agreement provides that, not later than March 31, 2006, Leap will perform an annual performance review of Mr. Hutcheson and will review Mr. Hutcheson’s compensation and benefits relative to chief executive officers of comparable corporations engaged in a business similar to Leap’s business. The agreement also provides that following such review, Leap and Mr. Hutcheson will confer and negotiate in good faith any appropriate adjustments to Mr. Hutcheson’s compensation and benefits.
      During 2005, the Committee granted Mr. Hutcheson non-qualified stock options to purchase 161,007 shares of Leap common stock at $26.35 to $26.55 per share, restricted stock awards to purchase 99,487 shares of Leap common stock at $.0001 per share and deferred stock unit awards to purchase 30,000 shares of Leap common stock at $.0001 per share. These equity awards were granted to Mr. Hutcheson based on the policies described above.
      Mr. Hutcheson’s employment agreement and equity awards also provide for certain severance and change of control benefits following a change of control and/or a termination of employment.
Conclusion
      This report of the Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Leap specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.
      The foregoing report has been furnished by the Committee.

COMPENSATION COMMITTEE

James D. Dondero, Chairman
Mark H. Rachesky, M.D.
Michael B. Targoff
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
      The current members of Leap’s Compensation Committee are Dr. Rachesky and Messrs. Dondero and Targoff. Former directors Robert Dynes and Thomas Page also served on the Compensation Committee during 2004. None of these directors or former directors has at any time been an officer or employee of Leap or any of its subsidiaries.

EXECUTIVE OFFICERS
      Biographical information for the executive officers of Leap who are not directors is set forth below. There are no family relationships between any director or executive officer and any other director or executive officer. Executive officers serve at the discretion of the Board of Directors and until their successors have been duly elected and qualified, unless sooner removed by the Board of Directors.

Name	Age	Position with the Company

Albin F. Moschner	52	Executive Vice President and Chief Marketing Officer
Glenn T. Umetsu	55	Executive Vice President and Chief Technical Officer
David B. Davis	39	Senior Vice President, Operations
Robert J. Irving, Jr.	49	Senior Vice President, General Counsel and Secretary
Leonard C. Stephens	48	Senior Vice President, Human Resources
Linda K. Wokoun	50	Senior Vice President, Marketing and Customer Care
Dean M. Luvisa	44	Acting Chief Financial Officer, VP, Finance, and Treasurer
Grant A. Burton	41	Vice President, Chief Accounting Officer and Controller
      Albin F. Moschner has served as our executive vice president and chief marketing officer since January 2005, having previously served as senior vice president, marketing from September 2004 to January 2005. Prior to this, Mr. Moschner was president of Verizon Card Services from December 2000 to November 2003. Prior to joining Verizon, Mr. Moschner was president and chief executive officer of OnePoint Services, Inc., a telecommunications company that he founded and that was acquired by Verizon in December 2000. Mr. Moschner also was a principal and the vice chairman of Diba, Inc., a development stage internet software company, and served as senior vice president of operations, a member of the board of directors and ultimately president and chief executive officer of Zenith Electronics from October 1991 to July 1996. Mr. Moschner holds a master’s degree in electrical engineering from Syracuse University and a B.E. in electrical engineering from the City College of New York.
      Glenn T. Umetsu has served as our executive vice president and chief technical officer since January 2005, having previously served as our executive vice president and chief operating officer from January 2004 to January 2005, as our senior vice president, engineering operations and launch deployment from June 2002 to January 2004, and as vice president, engineering operations and launch development from April 2000 to June 2002. From September 1996 to April 2000, Mr. Umetsu served as vice president, engineering and technical operations for Cellular One in the San Francisco Bay Area. Before Cellular One, Mr. Umetsu served in various telecommunications operations roles for 24 years with AT&T Wireless, McCaw Communications, RAM Mobile Data (now Cingular Mobile Data), Honolulu Cellular, PacTel Cellular, AT&T Advanced Mobile Phone Service, Northwestern Bell and the United States Air Force. Mr. Umetsu holds a B.A. in mathematics and economics from Brown University.
      David B. Davis has served as our senior vice president, operations since July 2001, having previously served as our regional vice president, Midwest Region from March 2000 to July 2001. Before joining Leap, Mr. Davis spent six years with Cellular One, CMT Kansas/ Missouri in various management positions culminating in his role as vice president and general manager. Before Cellular One, Mr. Davis was market manager for the PacTel-McCaw joint venture. Mr. Davis holds a B.S. from the University of Central Arkansas.
      Robert J. Irving, Jr. has served as our senior vice president, general counsel and secretary since May 2003, having previously served as our vice president, legal from August 2002 to May 2003, and as our senior legal counsel from September 1998 to August 2002. Previously, Mr. Irving served as administrative counsel for Rohr, Inc., a corporation that designed and manufactured aerospace products from 1991 to 1998, and prior to that served as vice president, general counsel and secretary for IRT Corporation, a corporation that designed and manufactured x-ray inspection equipment. Before joining IRT Corporation, Mr. Irving was an attorney at Gibson, Dunn & Crutcher. Mr. Irving was admitted to the California Bar Association in 1982. Mr. Irving holds a B.A. from Stanford University, an M.P.P. from The John F. Kennedy School of Government of Harvard University and a J.D. from Harvard Law School, where he graduated cum laude.
      Leonard C. Stephens has served as our senior vice president, human resources since our formation in June 1998. From December 1995 to September 1998, Mr. Stephens was vice president, human resources operations for Qualcomm Incorporated. Before joining Qualcomm Incorporated, Mr. Stephens was employed by Pfizer Inc., where he served in a number of human resources positions over a 14-year career. Mr. Stephens holds a B.A. from Howard University.
      Linda K. Wokoun has served as our senior vice president, marketing and customer care since June 2005. Prior to joining Cricket, Ms. Wokoun was president and chief executive officer of RiverStar Software from April 2003 to June 2005. From March 2000 to January 2002, Ms. Wokoun was chief operating officer of iPCS, a Sprint PCS affiliate. Prior to joining iPCS, Ms. Wokoun was a vice president of Ameritech Cellular. She holds a B.A. in economics and an M.B.A. from Indiana University.
      Dean M. Luvisa has served as our acting chief financial officer, vice president, finance, and treasurer since February 2005, having previously served as our vice president, finance, and treasurer from May 2002 to February 2005 and as our vice president, finance from September 1998 to May 2002. Prior to joining Cricket, Mr. Luvisa was director of project finance at Qualcomm Incorporated, where he was responsible for Qualcomm’s vendor financing activities worldwide. Before Qualcomm, he was the chief financial officer of a finance company associated with Galaxy Latin America, an affiliate of DirecTV and Hughes Electronics. In other capacities at Hughes Electronics, Mr. Luvisa was responsible for project finance, vendor finance, mergers & acquisitions and corporate funding. Mr. Luvisa graduated summa cum laude from Arizona State University with a B.S. in economics, and earned an M.B.A. in finance from The Wharton School at the University of Pennsylvania.
      Grant A. Burton has served as our vice president, chief accounting officer and controller since June 2005. Prior to his employment with the Company, he served as assistant controller of PETCO Animal Supplies, Inc. He previously served as Senior Manager for PricewaterhouseCoopers, Assurance and Business Advisory Services, in San Diego from 1996 to 2004. Before joining PricewaterhouseCoopers, Mr. Burton served as acting vice president internal audit and manager merchandise accounting for DFS Group Limited from 1993 to 1996. Mr. Burton is a certified public accountant licensed in the State of California, and was a Canadian chartered accountant from 1990 to 2004. He holds a Bachelor of Commerce with Distinction from the University of Saskatchewan.

EXECUTIVE COMPENSATION
      The following table sets forth compensation information with respect to Leap’s chief executive officer and other four most highly paid executive officers, collectively referred to in this proxy statement as the named executive officers, for the fiscal year ended December 31, 2004. The information set forth in the following tables reflects compensation earned by the named executive officers for services they rendered to us during the 12 months ended December 31, 2004, 2003 and 2002. Harvey P. White, Leap’s former chairman of the board and chief executive officer, resigned from his position with Leap in June 2004. William M. Freeman, who succeeded Mr. White as chief executive officer, commenced his employment with Leap in May 2004 and resigned from his position with Leap in February 2005.
Summary Compensation Table

								Long-Term
	Annual Compensation(1)							Compensation

								Securities
						Other Annual		Underlying		All Other
Name and Principal Positions At Leap	Year	Salary		Bonus		Compensation(2)		Options(#)		Compensation(11)

S. Douglas Hutcheson	2004	$334,816		$602,785	(3)	$10,640		—		$22,962
Chief Executive Officer,	2003	$290,923		$159,841	(4)	$22,686		—		$23,361
President and Director	2002	$262,692		$—		$4,527		—		$21,130
Glenn T. Umetsu	2004	$311,846		$532,678	(3)	$5,192		—		$26,028
Executive Vice President and	2003	$265,385		$100,284	(4)	$4,808		—		$28,954
Chief Technical Officer	2002	$248,269		$129,133		$583,259	(5)	—		$27,604
Leonard C. Stephens	2004	$284,090		$405,279	(3)	$3,186		—		$23,160
Senior Vice President,	2003	$271,115		$136,234	(4)	$24,890		—		$17,568
Human Resources	2002	$273,692		$—		$7,135		—		$95,377
David B. Davis	2004	$250,404		$378,381	(3)	$13,136		—		$16,644
Senior Vice President,	2003	$240,423		$105,936	(4)	$14,833		—		$11,420
Operations	2002	$233,269		$—		$6,065		—		$17,631
Robert J. Irving, Jr.	2004	$249,731		$386,197	(3)	$7,440		—		$35,775
Senior Vice President,	2003	$224,793		$98,087	(4)	$16,601		—		$13,757
General Counsel	2002	$196,900		$—		$965		26,000	(6)	$33,112
and Secretary
Harvey P. White	2004	$251,063	(7)	$233,589	(7)	$33,269	(7)	—		$421,882
Former Chairman of the Board	2003	$498,750		$348,536	(4)	$53,456		—		$52,517
and Chief Executive Officer	2002	$732,692	(8)	$—		$16,820		—		$517,756
William M. Freeman	2004	$230,769	(9)	$120,985		$60,255	(10)	—		$9,053
Former Chief Executive	2003	$—		$—		$—		—		$—
Officer and Director	2002	$—		$—		$—		—		$—

(1)	As permitted by rules established by the SEC, no amounts are shown with respect to certain “perquisites” where the aggregate amounts of such perquisites for a named executive officer do not exceed the lesser of either $50,000 or 10% of the total of annual salary and bonus for the relevant year.

(2)	Beginning in January 2002, under Leap’s paid time-off program, an employee with sufficient accrued time off may elect to receive two days of pay for each paid day off the employee takes, reducing his or her accrued time off by two days. For example, if an employee takes one day off, he or she can elect to be paid for two days, which would reduce his or her accrued time off by two days.

(3)	Includes enhanced goal payments awarded to executive officers in August 2004, as follows: Mr. Hutcheson, $92,400; Mr. Umetsu, $86,800; Mr. Stephens, $79,100; Mr. Davis, $69,804; and Mr. Irving, $70,000. Also includes emergence bonuses for 2004 as follows: Mr. Hutcheson, $300,000; Mr. Umetsu, $250,000; Mr. Stephens, $175,000; Mr. Davis, $175,000; and Mr. Irving, $175,000. A portion of these bonuses will be paid after the date of this proxy statement. See “— Emergence Bonus Agreements” and “— Employment Agreements — Amended and Restated Executive Employment Agreement with S. Douglas Hutcheson.”

(4)	Includes retention bonuses awarded to executive officers in February 2003, as follows: Mr. White, $80,000; Mr. Hutcheson, $60,000; Mr. Umetsu, $10,000; Mr. Stephens, $45,000; Mr. Davis, $25,000; and Mr. Irving, $25,534.

(5)	Represents additional compensation resulting from Mr. Umetsu’s payment of a note to Leap in the amount of $300,000 by surrender of options to purchase Leap common stock, as permitted by the note. Also includes reimbursement to Mr. Umetsu of taxes of $268,836 payable in connection with the transaction, as previously agreed by Leap. Because the exercise price of the options was greater than the market price of Leap’s common stock on the date of surrender, the amount of the note was treated as additional compensation to Mr. Umetsu in 2002.

(6)	In June and July 2002, Mr. Irving was granted a total of 26,000 options for the purchase of Leap common stock. These options were cancelled unexercised on August 16, 2004, the effective date of Leap’s Fifth Amended Joint Plan of Reorganization.

(7)	Represents Mr. White’s earnings through June 2004.

(8)	In September 2002, Mr. White voluntarily reduced his annual salary from $787,500 to $487,500.

(9)	Represents Mr. Freeman’s earnings beginning in June 2004.

(10)	Represents amounts paid to Mr. Freeman in connection with his relocation expenses.

(11)	Includes matching 401(k) contributions, executive benefits payments, financial planning services, matching benefits under Leap’s Executive Retirement Plan, and Executive Officer Deferred Stock Bonus Plan, as follows:

		Matching	Executive	Financial	Executive	Deferred
		401(k)	Benefits	Planning	Retirement	Stock	Total Other
Name	Year	Contributions	Payments	Services	Contributions(1)	Matching(2)	Compensation

S. Douglas Hutcheson	2004	$6,500	$9,386	$7,022	$—	$54	$22,962
	2003	$6,000	$12,784	$4,577	$—	$—	$23,361
	2002	$2,377	$14,955	$3,798	$—	$—	$21,130
Glenn T. Umetsu	2004	$6,500	$5,711	$13,817	$—	$—	$26,028
	2003	$6,000	$9,095	$13,859	$—	$—	$28,954
	2002	$5,500	$8,511	$13,593	$—	$—	$27,604
Leonard C. Stephens	2004	$6,500	$5,902	$10,661	$—	$97	$23,160
	2003	$6,000	$6,831	$4,737	$—	$—	$17,568
	2002	$5,500	$15,159	$2,746	$71,972	$—	$95,377
David B. Davis	2004	$6,500	$10,144	$—	$—	$—	$16,644
	2003	$6,000	$5,072	$348	$—	$—	$11,420
	2002	$5,500	$6,979	$386	$4,766	$—	$17,631
Robert J. Irving, Jr.	2004	$6,500	$18,388	$10,887	$—	$—	$35,775
	2003	$6,000	$7,757	$—	$—	$—	$13,757
	2002	$5,500	$22,748	$4,864	$—	$—	$33,112
Harvey P. White	2004	$6,500	$4,829	$33,493	$—	$466	$421,882	(3)
	2003	$6,000	$9,507	$37,010	$—	$—	$52,517
	2002	$5,500	$7,198	$38,139	$—	$—	$517,756	(4)
William M. Freeman	2004	$6,500	$2,553	$—	$—	$—	$9,053
	2003	$—	$—	$—	$—	$—	$—
	2002	$—	$—	$—	$—	$—	$—

(1)	All shares of common stock issued under the Executive Retirement Matching Contribution Plan and all benefits thereunder were cancelled on August 16, 2004, the effective date of Leap’s Fifth Amended Joint Plan of Reorganization.

(2)	All vested and unvested shares of common stock issued under the Executive Officer Deferred Stock Bonus Plan and all benefits thereunder were cancelled on August 16, 2004, the effective date of Leap’s Fifth Amended Joint Plan of Reorganization.

(3)	Includes payment to Mr. White in the amount of $376,594 in June 2004 pursuant to a severance agreement approved by the Bankruptcy Court on May 13, 2003.

(4)	Includes $466,919 for the year ended December 31, 2002, which represents the dollar value of the benefits of premiums paid by Leap for a split-dollar life insurance policy (unrelated to term life insurance coverage). Such payments were suspended in September 2002.
Option Grants in Last Fiscal Year
      There were no options granted by Leap to any of the named executive officers during the year ended December 31, 2004.
Option Exercises in 2004 and Option Values at December 31, 2004
      There were no exercises of options to purchase common stock of Leap by the named executive officers during the 12 months ended December 31, 2004. All options to purchase common stock granted to the named executive officers prior to December 31, 2004 were cancelled on August 16, 2004, the effective date of Leap’s Fifth Amended Joint Plan of Reorganization.
Employment Agreements

Resignation Agreement with William M. Freeman
      On February 24, 2005, Leap and its wholly owned subsidiary Cricket Communications, Inc. (“Cricket”), entered into a Resignation Agreement with William M. Freeman, under which Mr. Freeman resigned as the chief executive officer and as a director of Leap, Cricket and their domestic subsidiaries, effective as of February 25, 2005. This Resignation Agreement superseded the Executive Employment Agreement entered into by Cricket and Mr. Freeman as of May 24, 2004. Under the Resignation Agreement, Mr. Freeman received a severance payment of $1,000,000. Mr. Freeman also relinquished all rights to any stock options, restricted stock and deferred stock unit awards from Leap. Mr. Freeman executed a general release as a condition to his receipt of the severance payment. This description of the Resignation Agreement with Mr. Freeman is qualified in its entirety by reference to the full text of the Resignation Agreement, a copy of which was filed as an exhibit to Leap’s Annual Report on Form 10-K for the year ended December 31, 2004, filed with the SEC on May 16, 2005.

Amended and Restated Executive Employment Agreement with S. Douglas Hutcheson
      Effective as of February 25, 2005, Cricket and Leap entered into an Amended and Restated Executive Employment Agreement with S. Douglas Hutcheson in connection with Mr. Hutcheson’s appointment as chief executive officer of Cricket and Leap. The Amended and Restated Executive Employment Agreement amends, restates and supersedes the Executive Employment Agreement dated January 10, 2005, as amended, among Mr. Hutcheson, Cricket and Leap. Mr. Hutcheson’s term of employment under the Amended and Restated Executive Employment Agreement expires on December 31, 2008, unless extended by mutual agreement.
      Under the Amended and Restated Executive Employment Agreement, Mr. Hutcheson will receive an annual base salary of $350,000, subject to adjustment pursuant to periodic reviews by Leap’s Board of Directors, and an opportunity to earn an annual performance bonus. Mr. Hutcheson’s annual target performance bonus will be 80% of his base salary. The amount of any annual performance bonus will be determined in accordance with Cricket’s prevailing annual performance bonus practices that are used to determine annual performance bonuses for the senior executives of Cricket generally. In the event Mr. Hutcheson is employed by Cricket on December 31, 2008, then Mr. Hutcheson will receive the final installment of his 2008 annual performance bonus without regard to whether he is employed by Cricket on the date such final installments are paid to senior executives of Cricket. In addition, the Amended and Restated Executive Employment Agreement also specifies that Mr. Hutcheson is entitled to participate in all insurance and benefit plans generally available to Cricket’s executive officers. Mr. Hutcheson also received a success bonus of $150,000 in January 2005, and is to receive a success bonus payment of $150,000 on the earlier to occur of September 30, 2005 (provided Mr. Hutcheson is still employed by Cricket on such date) and the date on which Mr. Hutcheson ceases to be employed by Cricket (other than as a result of a termination for cause).
      If, during the term of the Amended and Restated Executive Employment Agreement, all or substantially all of Cricket’s assets, or shares of stock of Leap or Cricket having 50% or more of the voting rights of the total outstanding stock of Leap or Cricket, as the case may be, are sold with the approval of or pursuant to the active solicitation of the Board of Directors of Leap or Cricket, as applicable, to a strategic investor, then if Mr. Hutcheson continues his employment with Cricket or its successor for two months following the closing of such sale, Cricket will pay to Mr. Hutcheson a stay bonus in a lump sum payment equal to his then-current monthly base salary for a period of 18 months.
      Under the terms of the Amended and Restated Executive Employment Agreement, if Mr. Hutcheson’s employment is terminated as a result of his discharge by Cricket without cause or if he resigns with good reason, he will be entitled to receive (1) a lump sum payment equal to his then-current monthly base salary for a period of nine months, (2) continued payment of his then-current base salary for a period of nine months, commencing nine months following his date of termination (which amounts will be reduced by any amounts received by Mr. Hutcheson from employment with a subsequent employer or for services as an independent contractor during such nine-month period), (3) if such termination or resignation occurs on or prior to December 31, 2005, a lump sum payment in an amount equal to the excess (if any) of his 2005 target performance bonus over any portion of his 2005 performance bonus already paid to him, and (4) if he elects continuation health coverage under COBRA, Cricket will pay the premiums for such continuation health coverage for a period of 18 months (or, if earlier, until he is eligible for comparable coverage with a subsequent employer). Mr. Hutcheson will be required to execute a general release as a condition to his receipt of any of these severance benefits.
      The agreement also provides that if Mr. Hutcheson’s employment is terminated by reason of his discharge without cause or his resignation for good reason, in each case within one year of a change in control, and he is subject to excise tax pursuant to Section 4999 of the Internal Revenue Code as a result of any payments to him, then Cricket will pay him a “gross-up payment” equal to the sum of the excise tax and all federal, state and local income and employment taxes payable by him with respect to the gross-up payment. This gross-up payment will not exceed $1,000,000 and, if Mr. Hutcheson’s employment was terminated by reason of his resignation for good reason, such payment is conditioned on Mr. Hutcheson’s agreement to provide consulting services to Cricket or Leap for up to three days per month for up to a one-year period for a fee of $1,500 per day.
      If Mr. Hutcheson’s employment is terminated as a result of his discharge by Cricket for cause or if he resigns without good reason, he will be entitled only to his accrued base salary through the date of termination. If Mr. Hutcheson’s employment is terminated as a result of his death or disability, he will be entitled only to his accrued base salary through the date of death or termination, as applicable, and his pro rata share of his target performance bonus for the year in which his death or termination occurs.
      Effective January 5, 2005, the Compensation Committee granted Mr. Hutcheson non-qualified stock options to purchase 85,106 shares of Leap’s common stock at $26.55 per share under the 2004 Plan. Also effective January 5, 2005, the Compensation Committee agreed to grant Mr. Hutcheson restricted stock awards to purchase 90,000 shares of Leap’s common stock at $.0001 per share and deferred stock unit awards to purchase 30,000 shares of Leap’s common stock at $.0001 per share, if and when Leap filed a Registration Statement on Form S-8 with respect to the 2004 Plan. The Registration Statement on Form S-8 was filed on June 17, 2005, and the restricted stock and deferred stock unit awards were issued on that date. Under the Amended and Restated Executive Employment Agreement, on February 24, 2005, Mr. Hutcheson was granted additional non-qualified stock options to purchase 75,901 shares of Leap’s common stock at $26.35 per share. The Compensation Committee also agreed to grant Mr. Hutcheson restricted stock awards to purchase 9,487 shares of Leap’s common stock at $.0001 per share, if and when a Registration Statement on Form S-8 was filed. Leap filed a Registration Statement on Form S-8 with respect to the 2004 Plan on June 17, 2005, and the restricted stock awards were issued to Mr. Hutcheson on that date. The forms of award agreements for these awards are attached as Attachments A-1, A-2, A-3, A-4 and A-5 to his Amended and

Restated Executive Employment Agreement, a copy of which was filed on May 16, 2005 with the SEC as an exhibit to Leap’s Annual Report on Form 10-K. A copy of the First Amendment to Amended and Restated Executive Employment Agreement was filed as an exhibit to Leap’s Current Report on Form 8-K filed with the SEC on June 23, 2005. Of the awards granted to Mr. Hutcheson, 85,106 shares subject to stock options described above become exercisable on the third anniversary of the date of grant and 90,000 shares subject to the restricted stock awards described above become vested on February 28, 2008. In addition, up to 30% of the shares subject to such stock options and restricted stock awards may vest earlier upon Leap’s achievement of certain adjusted EBITDA and net customer addition targets for each of fiscal years 2005 and 2006 (in each case in approximately March of the following year). The remaining 75,901 shares subject to stock options and 9,487 shares subject to restricted stock awards become vested on December 31, 2008. In addition, up to 30% of the shares subject to such stock options and restricted stock awards may vest earlier upon Leap’s achievement of certain adjusted EBITDA and net customer addition targets for each of fiscal years 2005, 2006 and 2007 (in each case in approximately March of the following year). In each case, Mr. Hutcheson must be an employee, director or consultant of Leap or Cricket on such date.
      The stock options and restricted stock awards listed above will also become exercisable and/or vested on an accelerated basis in connection with certain changes in control, as more fully described below under the heading “— Awards to Executives under the 2004 Plan.” In addition, if Mr. Hutcheson’s employment is terminated by reason of discharge by Cricket other than for cause, or if he resigns for good reason, after February 28, 2006 (1) if Mr. Hutcheson agrees to provide consulting services to Cricket or Leap for up to five days per month for up to a one-year period for a fee of $1,500 per day, any remaining unvested shares subject to his stock options and restricted stock awards will vest and/or become exercisable on the last day of such one-year period, or (2) such remaining unvested shares subject to his stock options and restricted stock awards will become exercisable and/or vested on the third anniversary of the date of grant (for the January 5, 2005 awards) and on December 31, 2008 (for the February 24, 2005 awards). Mr. Hutcheson will be required to execute a general release as a condition to his receipt of the foregoing accelerated vesting.
      The description of the Amended and Restated Executive Employment Agreement with Mr. Hutcheson is qualified in its entirety by reference to the full text of the Amended and Restated Executive Employment Agreement.

Severance Agreements
      In 2003, Leap and Cricket entered into severance agreements with each of their executive officers to ensure that they would have the continued attention and dedication of their executive officers during the bankruptcy process. The Bankruptcy Court approved the severance agreements on May 13, 2003, and the prior severance agreements between Leap and its officers were terminated.
      If, during the period commencing on May 13, 2003 and ending on August 16, 2005 (the first anniversary of the effective date of the Fifth Amended Joint Plan of Reorganization for Cricket under Chapter 11 of the Bankruptcy Code), the executive officer is terminated by Cricket other than for cause or if the executive officer resigns for good reason, the executive officer is entitled to:

•	75% of the executive officer’s annual base salary; and

•	the continuation of certain benefits for nine months.
      In consideration of any benefits provided under these agreements, the executive officer will release Leap and Cricket from their existing claims and agree not to solicit the employees of Cricket for a period of three years. For purposes of the severance agreements, “cause” means:

•	willful and continued failure to substantially perform job duties and follow and comply with lawful directives of the Board;

•	willful commission of acts of fraud or dishonesty; or

•	willful engagement in illegal conduct or gross misconduct that is materially damaging to Cricket.

      “Good reason” includes:

•	the diminution of the responsibility, position, salary or aggregate benefits of the executive officer;

•	Cricket’s breach of the severance agreement; or

•	the involuntary relocation of the executive officer.
Emergence Bonus Agreements
      Effective as of February 17, 2005, Leap entered into Emergence Bonus Agreements with four senior executive officers in connection with the emergence bonuses such officers were awarded in 2004. The agreements provided that a portion of the emergence bonuses awarded in 2004 would not be paid to the executives until the earlier of September 30, 2005 or the date on which such executives cease to be employed by Cricket, unless such cessation of employment occurs as a result of a termination for cause. The portions of the 2004 emergence bonus covered by the respective Emergence Bonus Agreements are: Glenn T. Umetsu, Executive Vice President and Chief Technical Officer $125,000, David B. Davis, Senior Vice President, Operations $87,500, Robert J. Irving, Jr., Senior Vice President, General Counsel and Secretary $87,500, and Leonard C. Stephens, Senior Vice President, Human Resources $87,500.
Employee Benefit Plans

Equity Compensation Plans
      All of the outstanding shares of Leap common stock, warrants and options were cancelled as of August 16, 2004 pursuant to Leap’s Fifth Amended Joint Plan of Reorganization. Following our emergence from bankruptcy, as contemplated by Section 5.07 of the Plan of Reorganization, the Compensation Committee of our Board of Directors, acting pursuant to a delegation of authority from the Board of Directors, approved the Leap Wireless International, Inc. 2004 Stock Option, Restricted Stock and Deferred Stock Unit Plan (the “2004 Plan”), effective December 30, 2004. The 2004 Plan authorizes discretionary grants to our employees, consultants and independent directors, and to the employees and consultants of our subsidiaries, of stock options, restricted stock and deferred stock units. The aggregate number of shares of common stock subject to awards under the 2004 Plan will be no more than 4,800,000.
      Administration. The 2004 Plan will generally be administered by the Compensation Committee of Leap’s Board of Directors (the “Administrator”). The Board of Directors, however, will determine the terms and conditions of, and interpret and administer, the 2004 Plan for awards granted to the Company’s independent directors and, with respect to these awards, the term “Administrator” refers to the Board of Directors. As appropriate, administration of the 2004 Plan may be revested in the Board of Directors. In addition, for administrative convenience, the Board of Directors may determine to grant to one or more members of the Board of Directors or to one or more officers the authority to make grants to individuals who are not directors or executive officers.
      Stock Options. The 2004 Plan provides for discretionary grants of non-qualified stock options to employees, independent directors and consultants. The 2004 Plan also provides for the grant of incentive stock options, which may only be granted to employees. Options may be granted with terms determined by the Administrator; provided that incentive stock options must meet the requirements of Section 422 of the Code. The 2004 Plan provides that an option holder may exercise his or her option for three months following termination of employment, directorship or consultancy (12 months in the event such termination results from death or disability). With respect to options granted to employees, an option will terminate immediately in the event of an option holder’s termination for cause. The exercise price for stock options granted under the 2004 Plan will be set by the Administrator and may not be less than par value (except for incentive stock options and stock options granted to independent directors which must have an exercise price not less than fair market value on the date of grant). Options granted under the 2004 Plan will generally have a term of 10 years.
      Restricted Stock. Unless otherwise provided in the applicable award agreement, participants generally have all of the rights of a stockholder with respect to restricted stock. Restricted stock may be issued for a nominal purchase price and may be subject to vesting over time or upon attainment of performance targets. Any dividends or other distributions paid on restricted stock will also be subject to restrictions to the same extent as the underlying stock. Award agreements related to restricted stock may provide that restricted stock is subject to repurchase by Leap in the event that the participant ceases to be an employee, director or consultant prior to vesting.
      Deferred Stock Units. Deferred stock units represent the right to receive shares of stock on a deferred basis. Stock distributed pursuant to deferred stock units may be issued for a nominal purchase price and deferred stock units may be subject to vesting over time or upon attainment of performance targets. Stock distributed pursuant to a deferred stock unit award will not be issued before the deferred stock unit award has vested, and a participant granted a deferred stock unit award generally will have no voting or dividend rights prior to the time when the stock is distributed. The deferred stock unit award will specify when the stock is to be distributed. The Administrator may provide that the stock will be distributed pursuant to a deferred stock unit award on a deferred basis pursuant to a timely irrevocable election by the participant. The issuance of the stock distributable pursuant to a deferred stock unit award may not occur prior to the earliest of: (1) a date or dates set forth in the applicable award agreement, (2) the participant’s termination of employment or service with the Company (or in the case of any officer who is a “specified employee” as defined in Section 409A(a)(2)(B)(i) of the Code, six months after such termination), (3) an unforeseeable financial emergency affecting the participant, or (4) a change in control, as described below. Under no circumstances may the time or schedule of distribution of stock pursuant to a deferred stock unit award be accelerated.
      Awards Generally Not Transferable. Awards under the 2004 Plan are generally not transferable during the award holder’s lifetime, except, with the consent of the Administrator, pursuant to qualified domestic relations orders. The Administrator may allow non-qualified stock options to be transferable to certain permitted transferees (i.e., immediate family members for estate planning purposes).
      Changes in Control and Corporate Transactions. In the event of certain changes in the capitalization of Leap or certain corporate transactions involving Leap and certain other events (including a change in control, as defined in the 2004 Plan), the Administrator will make appropriate adjustments to awards under the 2004 Plan and is authorized to provide for the acceleration, cash-out, termination, assumption, substitution or conversion of such awards. Leap will give award holders 20 days’ prior written notice of certain changes in control or other corporate transactions or events (or such lesser notice as the Administrator determines is appropriate or administratively practicable under the circumstances) and of any actions the Administrator intends to take with respect to outstanding awards in connection with such change in control, transaction or event. Award holders will also have an opportunity to exercise any vested awards prior to the consummation of such changes in control or other corporate transactions or events (and such exercise may be conditioned on the closing of such transactions or events).
      Term of the 2004 Plan; Amendment and Termination. The 2004 Plan will be in effect until December 2014, unless Leap’s Board of Directors terminates the 2004 Plan at an earlier date. The Board of Directors may terminate the 2004 Plan at any time with respect to any shares not then subject to an award under the 2004 Plan. The Board of Directors may also modify the 2004 Plan from time to time, except that the Board of Directors may not, without prior stockholder approval, amend the 2004 Plan so as to increase the number of shares of stock that may be issued under the 2004 Plan, reduce the exercise price per share of the shares subject to any outstanding option, or amend the 2004 Plan in any manner which would require stockholder approval to comply with any applicable law, regulation or rule.
      See “— Compensation of Directors” above and “— Awards to Executives under the 2004 Plan” below regarding recent awards under the 2004 Plan.
Awards to Executives under the 2004 Plan
      Awards. Leap’s Board of Directors and Compensation Committee (with the approval of the Board) have granted non-qualified stock options to the named executive officers of Leap under the 2004 Plan. In addition, Leap’s Board of Directors and Compensation Committee (again with the approval of the Board)

have granted restricted stock awards and deferred stock unit awards to the named executive officers of Leap pursuant to the 2004 Plan.
      Awards to Mr. Hutcheson are described above under “— Employment Agreements — Amended and Restated Executive Employment Agreement with S. Douglas Hutcheson.” Options for the following number of shares of Leap common stock were granted to Leap’s other named executive officers: Mr. Umetsu, 85,106 shares; Mr. Davis, 27,660 shares; Mr. Irving, 23,404 shares; and Mr. Stephens, 23,404 shares. The exercise price for the options granted to such named executive officers was $26.55 per share. Shares of restricted stock, with a purchase price of $0.0001 per share, were granted in the following amounts: Mr. Umetsu, 76,560 shares; Mr. Davis, 30,250 shares; Mr. Irving, 29,250 shares; Mr. Stephens, 38,850 shares; and Mr. White, 35,500 shares. Deferred stock unit awards, with a purchase price of $0.0001 per share, were made with respect to the following shares: Mr. Umetsu, 25,520 shares; Mr. Davis, 9,750 shares; Mr. Irving, 8,250 shares; and Mr. Stephens, 8,250 shares.
      Vesting. For the named executive officers listed above, the stock options described above become exercisable on the third anniversary of the date of grant, and the restricted stock awards described above generally vest on February 28, 2008, in each case subject to accelerated vesting in increments ranging from a minimum of 10% to a maximum of 30% of the applicable award per year if Leap meets certain performance targets in 2005 and 2006 based on adjusted EBITDA and net customer additions. However, certain of the restricted stock awards described above that were granted by Leap in July 2005 will instead vest in two equal installments on November 15, 2005 and November 15, 2006, subject to certain accelerated vesting, as follows: Mr. Davis, 1,000 shares; Mr. Irving, 4,500 shares, Mr. Stephens, 14,100 shares; and Mr. White, 35,500 shares. The shares of restricted stock awarded to each of Messrs. Davis, Irving and Stephens in July 2005 will become fully vested as to each such officer if he is terminated without cause or if he resigns with good reason. The shares of restricted stock awarded to Mr. White in July 2005 will become fully vested if Mr. White’s consulting arrangement with Leap is terminated for any reason other than by Leap with cause. For a description of Mr. White’s consulting arrangements, see “Certain Relationships and Related Transactions — Other Transactions.” The terms “cause” and “good reason” are defined in the applicable award agreements.
      The deferred stock units are fully vested, but the shares of common stock distributable pursuant to the deferred stock unit awards will not be distributed until the earliest of: (1) August 15, 2005; (2) the executive officer’s termination of employment or service with Leap, Cricket and their subsidiaries; or (3) the date immediately prior to a change in control.
      Change in Control Vesting of Stock Options and Restricted Stock. The stock options and restricted stock awards listed above (other than the restricted stock awards granted to Messrs. Davis, Irving, Stephens and White in July 2005) will also become exercisable and/or vested on an accelerated basis in connection with certain changes in control. Except as otherwise described below, an executive officer will be entitled to accelerated vesting and/or exercisability in the event of a change in control only if he is an employee, director or consultant on the effective date of such accelerated vesting and/or exercisability.
      Suspension of Performance-Based Vesting. Following the date of a change in control, there will be no further additional performance-based exercisability and/or vesting applicable to stock options and restricted stock awards based on our adjusted EBITDA and net customer addition performance.
      Change in Control prior to January 1, 2006. In the event of a change in control prior to January 1, 2006, each stock option and restricted stock award granted to Leap’s executives listed above (other than the restricted stock awards granted to Messrs. Davis, Irving, Stephens and White in July 2005) will automatically accelerate and become exercisable and/or vested (1) immediately prior to the change in control, as to an additional number of shares equal to 50% of the then unvested shares subject to such stock option or restricted stock award, (2) on the first anniversary of the occurrence date of the change in control, as to an additional number of shares equal to 50% of the then unvested shares subject to such stock option or restricted stock award, and (3) on the second anniversary of the occurrence date of the change in control, as to any remaining unvested shares subject to such stock option or restricted stock award.

      Change in Control during 2006. In the event of a change in control during 2006, each stock option and restricted stock award granted to Leap’s executives listed above (other than the restricted stock awards granted to Messrs. Davis, Irving, Stephens and White in July 2005) will automatically accelerate and become exercisable and/or vested (1) immediately prior to the change in control, as to an additional number of shares equal to 75% of the then unvested shares subject to such stock option or restricted stock award, and (2) on the first anniversary of the occurrence date of the change in control, as to any remaining unvested shares subject to such stock option or restricted stock award.
      Change in Control on or after January 1, 2007. In the event of a change in control on or after January 1, 2007, each stock option and restricted stock award granted to Leap’s executives listed above (other than the restricted stock awards granted to Messrs. Davis, Irving, Stephens and White in July 2005) will automatically accelerate and become exercisable and/or vested (1) immediately prior to the change in control, as to an additional number of shares equal to 85% of the then unvested shares subject to such stock option or restricted stock award, and (2) on the first anniversary of the occurrence date of the change in control, as to any remaining unvested shares subject to such stock option or restricted stock award.
      Discharge Without Cause or Resignation for Good Reason in the Event of a Change in Control. For each stock option and restricted stock award granted to Leap’s executives listed above (other than the restricted stock awards granted to Messrs. Davis, Irving, Stephens and White in July 2005), in the event an employee has a termination of employment by reason of discharge by the Company other than for cause, or as a result of the executive officer’s resignation for good reason, during the period commencing 90 days prior to a change in control and ending 12 months after such change in control, each stock option and restricted stock award will automatically accelerate and become exercisable and/or vested (1) if the change in control occurs prior to January 1, 2006, as to 25% of the then unvested shares subject to such stock option or restricted stock award, or (2) if the change in control occurs on or after January 1, 2006, as to any remaining unvested shares subject to such stock option or restricted stock award. Such acceleration will occur upon termination of employment or, if later, immediately prior to the change in control. The terms “cause” and “good reason” are defined in the applicable award agreements.
      This description of the awards under the 2004 Plan is qualified in its entirety by reference to the full text of the 2004 Plan and the various award agreements.

Securities Authorized For Issuance Under Equity Compensation Plans
      The following table provides information as of December 31, 2004 with respect to compensation plans (including individual compensation arrangements) under which Leap’s common stock is authorized for issuance.

			Number of Securities
			Remaining Available for
	Number of Securities to be	Weighted-Average	Future Issuance Under
	Issued Upon Exercise of	Exercise Price of	Equity Compensation
Plan Category	Outstanding Options(1)	Outstanding Options	Plans(1)

Equity compensation plans approved by security holders	—	$—	—
Equity compensation plans not approved by security holders(2)	—	$—	4,800,000

Total	—	$—	4,800,000

(1)	All of the Leap common stock, warrants and options outstanding immediately prior to the effectiveness of Leap’s Fifth Amended Joint Plan of Reorganization were cancelled as of August 16, 2004 pursuant to the Plan of Reorganization. Following our emergence from bankruptcy, in accordance with Section 5.07 of the Plan of Reorganization, the Compensation Committee of our Board of Directors, acting pursuant to a delegation of authority from the Board of Directors, approved the 2004 Plan, effective December 30, 2004. The 2004 Plan authorizes discretionary grants to our employees, consultants and independent directors, and to the employees and consultants of our subsidiaries, of stock options, restricted stock and deferred stock units. The aggregate number of shares of common stock subject to awards under the 2004 Plan will be no more than 4,800,000. For a description of the terms of the 2004 Plan, see “— Employee Benefit Plans” above.

(2)	Reflects shares authorized for issuance under the 2004 Plan adopted by the Compensation Committee of Leap’s Board of Directors on December 30, 2004 as contemplated by the Company’s confirmed Plan of Reorganization.

      See “Compensation of Directors” and “Awards to Executives under the 2004 Plan” above regarding recent awards under the 2004 Plan.
Employee Savings and Retirement Plan
      Our 401(k) plan allows eligible employees to contribute up to 30% of their salary, subject to annual limits. We match a portion of the employee contributions and may, at our discretion, make additional contributions based upon earnings. Our contribution expenses for the years ended December 31, 2004, 2003 and 2002, were $1,041,000, $1,043,000, and $1,632,000, respectively.
Indemnification of Directors and Executive Officers and Limitation on Liability
      As permitted by Section 102 of the Delaware General Corporation Law, we have adopted provisions in our amended and restated certificate of incorporation and amended and restated bylaws that limit or eliminate the personal liability of our directors for a breach of their fiduciary duty of care as a director. The duty of care generally requires that, when acting on behalf of the corporation, directors exercise an informed business judgment based on all material information reasonably available to them. Consequently, a director will not be personally liable to us or our stockholders for monetary damages or breach of fiduciary duty as a director, except for liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	any act related to unlawful stock repurchases, redemptions or other distributions or payment of dividends; or

•	any transaction from which the director derived an improper personal benefit.
      These limitations of liability do not affect the availability of equitable remedies such as injunctive relief or rescission. Our amended and restated certificate of incorporation also authorizes us to indemnify our officers, directors and other agents to the fullest extent permitted under Delaware law.
      As permitted by Section 145 of the Delaware General Corporation Law, our amended and restated bylaws provide that:

•	we may indemnify our directors, officers, and employees to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions;

•	we may advance expenses to our directors, officers and employees in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions; and

•	the rights provided in our bylaws are not exclusive.
      Leap’s amended and restated certificate of incorporation and amended and restated bylaws provide for the indemnification provisions described above. In addition, we have entered into separate indemnification agreements with our directors and officers which may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law. These indemnification agreements may require us, among other things, to indemnify our officers and directors against liabilities that may arise by reason of their status or service as directors or officers, other than liabilities arising from willful misconduct. These indemnification agreements also may require us to advance any expenses incurred by the directors or officers as a result of any proceeding against them as to which they could be indemnified. In addition, we have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances. These indemnification provisions and the indemnification agreements may be sufficiently broad to permit indemnification of our officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.
      On December 31, 2002, several members of American Wireless Group, LLC, referred to in this proxy statement as AWG, filed a lawsuit against various officers and directors of Leap in the Circuit Court of the First Judicial District of Hinds County, Mississippi, referred to herein as the Whittington Lawsuit. Leap purchased certain FCC wireless licenses from AWG and paid for those licenses with shares of Leap stock. The complaint alleges that Leap failed to disclose to AWG material facts regarding a dispute between Leap and a third party relating to that party’s claim that it was entitled to an increase in the purchase price for certain wireless licenses it sold to Leap. In their complaint, plaintiffs seek rescission and/or damages according to proof at trial of not less than the aggregate amount paid for the Leap stock (alleged in the complaint to have a value of approximately $57.8 million in June 2001 at the closing of the license sale transaction), plus interest, punitive or exemplary damages in the amount of not less than three times compensatory damages, and costs and expenses. Leap is not a defendant in the Whittington Lawsuit. Plaintiffs contend that the named defendants are the controlling group that was responsible for Leap’s alleged failure to disclose the material facts regarding the third party dispute and the risk that the shares held by the plaintiffs might be diluted if the third party was successful in an arbitration proceeding. Defendants filed a motion to compel arbitration, or in the alternative, to dismiss the Whittington Lawsuit, noting that plaintiffs as members of AWG agreed to arbitrate disputes pursuant to the license purchase agreement, that they failed to plead facts that show that they are entitled to relief, that Leap made adequate disclosure of the relevant facts regarding the third party dispute, and that any failure to disclose such information did not cause any damage to the plaintiffs.
      In a related action to the action described above, on June 6, 2003, AWG filed a lawsuit in the Circuit Court of the First Judicial District of Hinds County, Mississippi, referred to in this proxy statement as the AWG Lawsuit, against the same individual defendants named in the Whittington Lawsuit. The complaint generally sets forth the same claims made by the plaintiffs in the Whittington Lawsuit. Leap is not a defendant in the AWG Lawsuit. In its complaint, plaintiff seeks rescission and/or damages according to proof at trial of not less than the aggregate amount paid for the Leap stock (alleged in the complaint to have a value of approximately $57.8 million in June 2001 at the closing of the license sale transaction), plus interest, punitive or exemplary damages in the amount of not less than three times compensatory damages, and costs and expenses. Defendants filed a motion to compel arbitration or, in the alternative, to dismiss the AWG Lawsuit, making arguments similar to those made in their motion to dismiss the Whittington Lawsuit.
      Although Leap is not a defendant in either the Whittington or AWG Lawsuits, several of the defendants have indemnification agreements with Leap. Leap’s D&O insurers have not filed a reservation of rights letter and have been paying defense costs. However, to the extent the defendants in these cases suffer damages or incur costs related to these matters, the defendants could assert indemnity claims against Leap in the future.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Change in Control
      On April 13, 2003 (the “Petition Date”), Leap and substantially all of its subsidiaries filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code (“Chapter 11”) in the United States Bankruptcy Court for the Southern District of California (the “Bankruptcy Court”) (jointly administered as Case Nos. 03-03470-A11 to 03-03535-A11). While in bankruptcy, each of the debtors continued to manage its properties and operate its business as a “debtor-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with Sections 1107(a) and 1108 of Chapter 11.
      On October 22, 2003, the Bankruptcy Court entered an order confirming the Fifth Amended Joint Plan of Reorganization dated as of July 30, 2003, including certain technical amendments thereto (the “Plan of Reorganization”), of Leap and its debtor subsidiaries. The effectiveness of the Plan of Reorganization was subject to certain conditions which were satisfied on August 16, 2004 (the “Effective Date”). On the Effective Date, the Plan of Reorganization became effective and Leap emerged from Chapter 11 bankruptcy.
      On the Effective Date, all of the outstanding shares of Leap common stock, warrants and options were cancelled. The holders of Leap common stock, warrants and options did not receive any distributions under the Plan of Reorganization. A new Board of Directors of Leap was appointed, with such new directors designated by the informal committee of Cricket’s senior secured vendor debtholders. Leap issued 60 million shares of new Leap common stock for distribution to two classes of the Company’s creditors, as described below. Leap also issued warrants to purchase 600,000 shares of new Leap common stock to MCG PCS, Inc. pursuant to a settlement agreement.
      The holders of Cricket’s senior secured vendor debt claims received, on a pro rata basis, 96.5% of the issued and outstanding shares of new Leap common stock, or an aggregate of 57.9 million shares.
      The Leap Creditor Trust, which was formed as contemplated by the Plan of Reorganization for the benefit of Leap’s general unsecured creditors, received 3.5% of the issued and outstanding shares of new Leap common stock, or 2.1 million shares, for distribution to holders of allowed Leap general unsecured claims on a pro rata basis.
      Leap entered into a Registration Rights Agreement with MHR Institutional Partners II LP and MHR Institutional Partners IIA LP (beneficial shareholders of Leap and affiliates of Dr. Mark H. Rachesky, a director of Leap) and Highland Capital Management, L.P. (a beneficial shareholder of Leap and an affiliate of James D. Dondero, a director of Leap), pursuant to which Leap granted demand registration rights to such entities and agreed to prepare and file a resale shelf registration statement relating to the shares of new Leap common stock received by such entities under the Plan of Reorganization.
Beneficial Ownership Table
      The following table contains information about the beneficial ownership of our common stock for:

•	each stockholder known by us to beneficially own more than 5% of our common stock;

•	each of our directors;

•	each of our named executive officers; and

•	all directors and executive officers as a group.
      The percentage of ownership indicated in the following table is based on 60,876,871 shares of common stock outstanding on August 1, 2005.
      Information with respect to beneficial ownership has been furnished by each director and officer, and with respect to beneficial owners of more than 5% of our common stock, by Schedules 13D and 13G, filed with the SEC by them. Beneficial ownership is determined in accordance with the rules of the SEC. Except as indicated by footnote and subject to community property laws where applicable, to our knowledge, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or warrants held by that person that are currently exercisable or will become exercisable within 60 days after August 11, 2005 are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person.

	Beneficial Ownership(1)

	Number of	Percent of
5% Stockholders, Officers and Directors	Shares	Total

Entities affiliated with Harbert Distressed Investment Master Fund, Ltd.(2)	4,407,525	7.2
Entities affiliated with Highland Capital Management, L.P.(3)	5,442,446	8.9
MHR Institutional Partners II LP(4)	3,340,378	5.5
MHR Institutional Partners IIA LP(4)	8,415,428	13.8
Entities affiliated with Third Point Management Company L.L.C.(5)	3,665,615	6.0
James D. Dondero(6)(8)	5,449,746	9.0
Mark H. Rachesky, M.D.(7)(8)	11,763,106	19.3
John D. Harkey, Jr.(8)	5,000	*
Robert V. LaPenta(8)	5,000	*
Michael B. Targoff(8)	10,000	*
S. Douglas Hutcheson(9)	129,497	*
Glenn T. Umetsu (10)	102,080	*
Leonard C. Stephens (11)	47,943	*
David B. Davis (12)	40,071	*
Robert J. Irving, Jr. (13)	37,838	*
Harvey P. White (14)	35,500	*
William M. Freeman	0	*
All executive officers and directors as a group (16 persons)	17,697,855	29.1

*	Represents beneficial ownership of less than 1.0% of the outstanding shares of common stock.

(1)	Unless otherwise indicated, the address for each person or entity named below is c/o Leap Wireless International, Inc., 10307 Pacific Center Court, San Diego, California 92121.

(2)	The address for this entity is c/o International Fund Services, Third Floor, Bishop Square Redmonds Hill, Dublin Ireland L2. These shares of common stock may be deemed to be beneficially owned by HMC Distressed Investment Offshore Manager, L.L.C. (“HMC Manager”), the investment manager of Harbert Distressed Investment Master Fund, Ltd. (“Harbert Distressed”), HMC Investors, L.L.C., its managing member (“HMC Investors”), Philip Falcone, a member of HMC Manager and the portfolio manager of Harbert Distressed and Raymond J. Harbert, a member of HMC Investors and Michael D. Luce, a member of HMC Investors. In such capacities, HMC Manager, HMC Investors, Mr. Falcone, Mr. Harbert and Mr. Luce exercise shared voting and dispositive power with respect to these shares of common stock, and each disclaims beneficial ownership of these shares of common stock except to the extent of their pecuniary interest therein. The address for HMC Manager and Mr. Falcone is 555 Madison Avenue, 16th Floor, New York New York 10022. The address for HMC Investors, Mr. Harbert and Mr. Luce is One Riverchase Parkway South, Birmingham, Alabama 35244.

(3)	Consists of (a) 76,137 shares of common stock held by Highland Floating Rate Advantage Fund (“Highland Advantage”); (b) 76,137 shares of common stock held by Highland Floating Rate Limited Liability Company (“Highland LLC”); (c) 2,309,794 shares of common stock held by Highland Crusader Offshore Partners, L.P. (“Crusader”); (d) 190,342 shares of common stock held by Highland Loan Funding V, Ltd. (“HLF”); (e) 194,148 shares of common stock held by Highland Legacy, Limited (“Legacy”); (f) 552,928 shares of common stock held by ML CBO IV (Cayman), Ltd. (“ML CBO”); (g) 52,504 shares of common stock held by PAM Capital Funding, L.P. (“PAM Capital”);

(h) 951,708 shares of common stock held by Highland Equity Focus Fund, L.P. (“Focus”), and (i) 1,038,748 shares of common stock held in accounts for which Highland Capital Management, L.P. (“HCMLP”) has investment discretion. HCMLP is the investment manager for Focus, Highland Advantage and Highland LLC, as well as the general partner of Crusader. Pursuant to certain management agreements, HCMLP serves as collateral manager for HLF, Legacy, ML CBO, and PAM Capital. Strand Advisors, Inc. (“Strand”) is the general partner of HCMLP. Mr. Dondero is a director and the President of Strand. Mr. Dondero also serves as a director of Leap. HCMLP, Strand and Mr. Dondero expressly disclaim beneficial ownership of the securities described above, except to the extent of their pecuniary interest therein. The address for Strand, Focus, Highland Advantage, Highland LLC, Crusader, HCMLP and Mr. Dondero is Two Galleria Tower, 13455 Noel Road, Suite 1300, Dallas, Texas 75240. The address for HLF, Legacy, ML CBO, and PAM Capital is P.O. Box 1093 GT, Queensgate House, South Church Street, George Town, Grand Cayman, Cayman Islands.

(4)	Consists of (a) 3,340,378 shares of common stock held for the account of MHR Institutional Partners II LP, a Delaware limited partnership (“Institutional Partners II”) and (b) 8,415,428 shares of common stock held for the account of MHR Institutional Partners IIA LP, a Delaware limited partnership (“Institutional Partners IIA”). MHR Institutional Advisors II LLC (“Institutional Advisors”) is the general partner of Institutional Partners II and Institutional Partners IIA. In such capacity, Institutional Advisors may be deemed to be the beneficial owner of these shares of common stock. The address for this entity is 40 West 57th Street, 24th Floor, New York, New York 10019. See Footnote 7 below.

(5)	Daniel S. Loeb is the managing member of Third Point Management Company L.L.C. (“Third Point”) and as such, may be deemed to be an indirect beneficial owner. The address for Mr. Loeb and Third Point is 360 Madison Avenue, 24th Floor, New York New York 10017.

(6)	Includes the shares described in Footnote 3 above. Mr. Dondero is the President and a director of Strand and as such, he may be deemed to be an indirect beneficial owner of these shares. Mr. Dondero disclaims beneficial ownership of the shares of common stock held by these entities, except to the extent of his pecuniary interest therein. Mr. Dondero also serves as a director of Leap. The address for Mr. Dondero is Two Galleria Tower, 13455 Noel Road, Suite 1300, Dallas, Texas 75240.

(7)	Includes the shares described in Footnote 4 above. Dr. Rachesky is the managing member of Institutional Advisors and as such, he may be deemed to be a beneficial owner of these shares. Dr. Rachesky disclaims beneficial ownership of the shares of common stock held by these entities. Dr. Rachesky also serves as the chairman of the board of Leap. The address for Dr. Rachesky is 40 West 57th Street, 24th Floor, New York, New York 10019.

(8)	Includes shares issuable upon exercise of options, as follows: Mr. Dondero, 7,300 shares; Dr. Rachesky, 7,300 shares; Mr. Harkey, 5,000 shares; Mr. Targoff, 10,000 shares; and Mr. LaPenta, 5,000 shares.

(9)	Includes 90,000 shares of restricted stock awards which vest on February 28, 2008 and 9,487 shares of restricted stock awards which vest on December 31, 2008, in each case subject to certain conditions and accelerated vesting, as described under “Executive Compensation — Employment Agreements — Amended and Restated Executive Employment Agreement with S. Douglas Hutcheson.” Also includes 30,000 shares underlying deferred stock unit awards which will not be distributed until on or about August 15, 2005, as described under “Executive Compensation — Employee Benefit Plans — Awards to Executives under the 2004 Plan.”

(10)	Includes 76,560 shares of restricted stock awards which vest on February 28, 2008, subject to certain conditions and accelerated vesting, as described under “Executive Compensation — Employee Benefit Plans — Awards to Executives under the 2004 Plan.” Also includes 25,520 shares underlying deferred stock unit awards which will not be distributed until on or about August 15, 2005, as described under “Executive Compensation — Employee Benefit Plans — Awards to Executives under the 2004 Plan.”

(11)	Includes 24,750 shares of restricted stock awards which vest on February 28, 2008, subject to certain conditions and accelerated vesting as described under “Executive Compensation — Employee Benefit Plans — Awards to Executives under the 2004 Plan,” and restricted stock awards with respect to 14,100 shares which vest in two equal installments on November 15, 2005 and November 15, 2006. Also

includes 8,250 shares underlying deferred stock unit awards which will not be distributed until on or about August 15, 2005, as described under “Executive Compensation — Employee Benefit Plans — Awards to Executives under the 2004 Plan.”

(12)	Includes 29,250 shares of restricted stock awards which vest on February 28, 2008, subject to certain conditions and accelerated vesting as described under “Executive Compensation — Employee Benefit Plans — Awards to Executives under the 2004 Plan,” and restricted stock awards with respect to 1,000 shares which vest in two equal installments on November 15, 2005 and November 15, 2006. Also includes 9,750 shares underlying deferred stock unit awards which will not be distributed until on or about August 15, 2005, as described under “Executive Compensation — Employee Benefit Plans — Awards to Executives under the 2004 Plan.”

(13)	Includes 24,750 shares of restricted stock awards which vest on February 28, 2008, subject to certain conditions and accelerated vesting as described under “Executive Compensation — Employee Benefit Plans — Awards to Executives under the 2004 Plan,” and restricted stock awards with respect to 4,500 shares which vest in two equal installments on November 15, 2005 and November 15, 2006. Also includes 8,250 shares underlying deferred stock unit awards which will not be distributed until on or about August 15, 2005, as described under “Executive Compensation — Employee Benefit Plans — Awards to Executives under the 2004 Plan.”

(14)	Includes restricted stock awards with respect to 35,500 shares which vest in two equal installments on November 15, 2005 and November 15, 2006, subject to certain conditions and accelerated vesting if Mr. White’s consulting services are terminated for any reason other than by Leap with cause. See “Certain Relationships and Related Transactions — Other Transactions.”

PERFORMANCE GRAPHS
      SEC rules require proxy statements to contain a performance graph comparing, over a five-year period, the performance of our common stock against the Nasdaq Composite Index, U.S. companies, and against either a published industry or line-of-business index or a group of peer issuers. Leap chose a peer group which includes seven publicly traded companies within Leap’s industry (the “Peer Group”). Leap’s Peer Group is comprised of the following issuers: Alamosa Holdings, Inc.; Nextel Partners, Inc.; Rural Cellular Corp.; Triton PCS Holdings, Inc.; UbiquiTel Inc.; US Unwired, Inc.; and United States Cellular Corp. The graphs below assume an initial investment of $100 at, respectively, December 31, 1999 (prior to our Chapter 11 proceedings), and August 17, 2004 (upon our emergence from Chapter 11 proceedings), and reinvestment of all dividends, and are based on the returns of the component companies weighted according to their capitalizations.
      Our stock performance is divided into two graphs because when Leap emerged from Chapter 11 proceedings on August 16, 2004, all of our formerly outstanding common stock was cancelled in accordance with our Plan of Reorganization and our former common stockholders ceased to have any ownership interest in us. The first graph below reflects a period prior to our emergence from Chapter 11 proceedings, from December 31, 1999 through July 30, 2004. The second graph below includes the period from the first trading date for our new common stock, August 17, 2004, to December 31, 2004, the end of our last fiscal year. The trading value of one share of our new common stock bears no relation to the value of one share of our old common stock.

COMPARISON OF CUMULATIVE TOTAL RETURN ON INVESTMENT FROM
DECEMBER 31, 1999 TO JULY 30, 2004
Note: Leap’s old common stock was cancelled on August 16, 2004, the effective date of our Plan of Reorganization. The holders of Leap’s old common stock did not receive any distributions under the Plan of Reorganization. The trading value of one share of our new common stock bears no relation to the value of one share of our old common stock.

COMPARISON OF CUMULATIVE TOTAL RETURN ON INVESTMENT FROM
AUGUST 17, 2004 TO DECEMBER 31, 2004
Note: Leap’s old common stock was cancelled on August 16, 2004, the effective date of our Plan of Reorganization. The holders of Leap’s old common stock did not receive any distributions under the Plan of Reorganization. The trading value of one share of our new common stock bears no relation to the value of one share of our old common stock.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Transactions with MCG PCS, Inc.
      Pursuant to an arbitration award, MCG PCS, Inc. was issued approximately 35.8% of Leap’s issued and outstanding stock in August 2002. On January 30, 2004, Leap entered into a settlement agreement with MCG and other entities to settle various disputes. Pursuant to this settlement agreement, Leap agreed to pay a portion of MCG’s attorneys’ fees and expenses incurred in connection with the cases brought against Leap (subject to a maximum of $750,000). On August 16, 2004, pursuant to the settlement agreement, MCG dismissed its appeal of the Bankruptcy Court’s confirmation order of Leap’s Plan of Reorganization, Cricket paid $750,000 to MCG, and Leap issued to MCG PCS, Inc. warrants to purchase 600,000 shares of Leap common stock, $0.0001 par value per share, at an exercise price of $16.83 per share. The warrants expire on March 23, 2009, and contain customary anti-dilution and net-issuance provisions. The warrants to purchase Leap common stock were issued without registration under the Securities Act of 1933 in reliance on the provisions of Section 4(2) of the Securities Act of 1933.
Other Transactions
      In August 2004, we entered into a registration rights agreement with certain holders of Leap’s common stock, including MHR Institutional Partners II LP, MHR Institutional Partners IIA LP (these entities are affiliated with Mark H. Rachesky, M.D., one of Leap’s directors) and Highland Capital Management, L.P. (this entity is affiliated with James D. Dondero, one of Leap’s directors), whereby we granted them registration rights with respect to the shares of common stock issued to them on the effective date of our Plan of Reorganization.
      Pursuant to this registration rights agreement, we are required to register for sale shares of common stock held by these holders upon demand of a holder of a minimum of 15% of our common stock on the effective date of the Plan of Reorganization or when we register for sale to the public shares of our common stock. We are also required to effect a resale shelf registration statement pursuant to which these holders may sell their shares of common stock on a delayed or continuous basis. A resale shelf Registration Statement on Form S-1 was filed with the SEC on June 30, 2005 with respect to these shares. In the event that we register shares of common stock held by these entities, we are obligated to pay all the expenses of registration, other than underwriting fees, discounts and commissions. The registration rights agreement contains cross-indemnification provisions, pursuant to which we are obligated to indemnify the selling stockholders in the event of material misstatements or omissions in a registration statement that are attributable to us, and they are obligated to indemnify us for material misstatements or omissions attributable to them.
      We have entered into indemnification agreements with each of our executive officers and directors. Those indemnification agreements require us to indemnify these individuals to the fullest extent permitted by Delaware law. In addition, we have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances.
      On January 10, 2005, Leap entered into a new senior secured Credit Agreement for a six-year $500 million term loan and a $110 million revolving credit facility with a syndicate of lenders and Bank of America, N.A. (as administrative agent and letter of credit issuer). The Credit Agreement was amended on July 22, 2005 to, among other things, increase the amount of the term loan by $100 million, which was fully drawn on that date. Affiliates of Highland Capital Management, L.P. (a beneficial shareholder of Leap and an affiliate of James D. Dondero, a director of Leap) have participated in the syndication of our new Credit Agreement, as amended, in the following initial amounts: $100 million of the initial $500 million term loan; $30 million of the $110 million revolving credit facility; and $7 million of the additional $100 million term loan.
      On July 8, 2005, Leap entered into a consulting agreement with Harvey P. White in which he agreed to provide consulting services to Leap through November 30, 2006 and release any potential claims against the Company under certain employee benefits plans previously terminated by the Company, in exchange for an award of 35,500 shares of restricted stock and other consideration. The restricted stock award to Mr. White vests in two equal installments on November 15, 2005 and November 15, 2006, subject to accelerated vesting if Mr. White’s consulting services are terminated for any reason other than by Leap with cause.
STOCKHOLDER PROPOSALS
      Proposals that stockholders wish to include in the proxy statement for the next annual stockholders meeting must be received by Leap no later than April 13, 2006 and must satisfy the conditions established by the Securities and Exchange Commission for such proposals. Proposals that stockholders wish to present at the annual stockholders meeting to be held following fiscal year 2005 (but not included in the related proxy statement) must be received by Leap at its principal executive office at 10307 Pacific Center Court, San Diego, California 92121, not before June 17, 2006 and no later than 5:00 p.m. P.D.T. on July 7, 2006 and must satisfy the conditions for such proposals set forth in Article II, Section 8 of Leap’s Amended and Restated Bylaws. Stockholders are advised to review Article II, Section 8 of Leap’s Amended and Restated Bylaws, which contains additional advance notice requirements, including requirements with respect to advance notice of stockholder proposals and director nominations. If Leap changes the date of its 2006 annual meeting by more than thirty days from the date of this year’s meeting, the deadline for proposals that stockholders wish to include in the proxy statement for the 2006 annual meeting will be a reasonable time before we begin to print and mail the proxy materials for that meeting. In the event that the 2006 annual meeting is advanced by more than twenty days or delayed by more than seventy days from the date of the 2005 annual meeting, proposals that stockholders wish to present at the 2006 annual meeting must be received by Leap no earlier than the ninetieth day prior to the date of the 2006 annual meeting, nor later than the later of the seventieth day prior to such annual meeting date, or the date which is ten days after the day on which public announcement of the date of such meeting is first made.
OTHER MATTERS
Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Securities Exchange Act of 1934 requires Leap’s directors and executive officers, and persons who beneficially own more than ten percent of a registered class of Leap’s equity securities to file with the Securities and Exchange Commission (the “Commission”) initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Leap. Officers, directors and greater-than-ten-percent beneficial owners are required by Commission regulations to furnish Leap with copies of all Section 16(a) forms they file.
      To Leap’s knowledge, based solely on a review of the copies of such reports furnished to Leap and written representations that no other reports were required, during the fiscal year ended December 31, 2004, all Section 16(a) filing requirements applicable to its officers, directors and greater-than-ten-percent beneficial owners were complied with.
“Householding” of Proxy Materials
      The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies. This year, some brokers with account holders who are Leap stockholders may be “householding” our proxy materials. If you hold your shares in an account with one of those brokers, a single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker or direct your written request to Leap Wireless International, Inc., Attn. Investor Relations, 10307 Pacific Center Court, San Diego, California 92121, or to our Investor Relations Dept. by telephone at (858) 882-6000. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

Annual Report on Form 10-K
      A copy of Leap’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, as filed with the Securities and Exchange Commission, excluding exhibits, may be obtained by stockholders without charge by written request addressed to Leap Wireless International, Inc., Attn. Investor Relations, 10307 Pacific Center Court, San Diego, California 92121. The exhibits to the Annual Report on Form 10-K are available upon payment of charges that approximate our cost of reproduction.
Other Business
      The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
      All stockholders are urged to complete, sign, date and return the accompanying proxy card in the enclosed envelope.

By Order of the Board of Directors

S. Douglas Hutcheson
Chief Executive Officer & President
August 11, 2005

APPENDIX A
AUDIT COMMITTEE CHARTER
of the Audit Committee
of Leap Wireless International, Inc.
(as amended through January 19, 2005)
      This Audit Committee Charter was adopted by the Board of Directors (the “Board”) of Leap Wireless International, Inc. (the “Company”) on November 19, 2004 and amended on January 19, 2005.
I.     Purpose
      The purpose of the Audit Committee (the “Committee”) is to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company.
      In addition to the powers and responsibilities expressly delegated to the Committee in this Charter, the Committee may exercise any other powers and carry out any other responsibilities delegated to it by the Board from time to time consistent with the Company’s bylaws. The powers and responsibilities delegated by the Board to the Committee in this Charter or otherwise shall be exercised and carried out by the Committee as it deems appropriate without requirement of Board approval, and any decision made by the Committee (including any decision to exercise or refrain from exercising any of the powers delegated to the Committee hereunder) shall be at the Committee’s sole discretion. While acting within the scope of the powers and responsibilities delegated to it, the Committee shall have and may exercise all the powers and authority of the Board. To the fullest extent permitted by law, the Committee shall have the power to determine which matters are within the scope of the powers and responsibilities delegated to it.
      Notwithstanding the foregoing, the Committee’s responsibilities are limited to oversight. Management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements as well as the Company’s financial reporting process, accounting policies, internal accounting controls and disclosure controls and procedures. The independent auditor is responsible for performing an audit of the Company’s annual financial statements, expressing an opinion as to the conformity of such annual financial statements with generally accepted accounting principles and reviewing the Company’s quarterly financial statements. It is not the responsibility of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosure are complete and accurate and in accordance with generally accepted accounting principles and applicable laws, rules and regulations. Each member of the Committee shall be entitled to rely on the integrity of those persons within the Company and of the professionals and experts (including the Company’s senior internal audit executive (and others responsible for the internal audit function, including contracted non-employee or audit or accounting firms engaged to provide internal audit services) (the “senior internal audit executive”) and the Company’s independent auditor) from which the Committee receives information and, absent actual knowledge to the contrary, to rely on the accuracy of the financial and other information provided to the Committee by such persons, professionals or experts.
      Further, auditing literature, particularly Statement of Accounting Standards No. 71, defines the term “review” to include a particular set of required procedures to be undertaken by independent auditors. The members of the Committee are not independent auditors, and the term “review” as used in this Charter is not intended to have that meaning and should not be interpreted to suggest that the Committee members can or should follow the procedures required of auditors performing reviews of financial statements.
II.     Membership
      The authorized number of directors comprising the Committee shall be three directors. Each Committee member must be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. Members of the Committee are not required to be engaged in the accounting and auditing profession and, consequently, some members may not be expert in financial matters, or in matters involving auditing or accounting. However, at least one member of the

Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. In addition, either at least one member of the Committee shall be an “audit committee financial expert” within the definition adopted by the Securities and Exchange Commission (the “SEC”) or the Company shall include disclosure in its periodic reports required pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) of the reasons why at least one member of the Committee is not an “audit committee financial expert.” Each Committee member shall satisfy the independence requirements of the NASDAQ and Rule 10A-3(b)(1) under the Exchange Act; provided, that if a member of the Committee ceases to be independent for reasons outside the member’s reasonable control, then the member may remain on the Committee until the earlier of the Company’s next annual stockholders meeting or one year from the occurrence of the event that caused the member to cease to be independent.
      The members of the Committee, including the chair of the Committee (the “Chair”), shall be appointed (from time to time after the adoption of this Charter) by the Board on the recommendation of the Nominating Committee. Committee members may only be removed from the Committee with cause by the Board.
III.     Meetings and Procedures
      The Chair (or in his or her absence, a member designated by the Chair) shall preside at each meeting of the Committee and set the agendas for Committee meetings. The presence of a majority of the Committee members then in office shall constitute a quorum for the transaction of Committee business. The Committee shall have the authority to establish its own rules and procedures for notice and conduct of its meetings so long as they are not inconsistent with any provisions of the Company’s bylaws that are applicable to the Committee.
      The Committee shall meet at least once during each fiscal quarter and may meet more frequently as the Committee deems desirable. The Committee shall meet separately, periodically, but at least annually, with management, with the senior internal audit executive and with the independent auditor. Members of the Committee may participate in meetings of the Committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting. All directors that are not members of the Committee may attend and observe meetings of the Committee, but shall not participate in any discussion or deliberation unless invited to do so by the Committee, and in any event shall not be entitled to vote. The Committee may, at its discretion, include in its meetings members of the Company’s management, representatives of the independent auditor, the senior internal audit executive, any other financial personnel employed or retained by the Company or any other persons whose presence the Committee believes to be necessary or appropriate.
      The Committee shall have the sole authority, as it deems appropriate, to retain and/or replace, as needed, any independent counsel, experts or advisors (accounting, financial or otherwise) that the Committee believes to be necessary or appropriate. The Committee may also use the services of the Company’s regular legal counsel or other advisors to the Company. The Company shall provide for appropriate funding, as determined by the Committee in its sole discretion, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report or performing other audit, review or attest services, for payment of compensation to any persons retained by the Committee and for ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.
      The Committee may conduct or authorize investigations into any matters within the scope of the powers and responsibilities delegated to the Committee.

IV.     Duties and Responsibilities

Interaction with the Independent Auditor
      1.     Appointment and Oversight. The Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditor (including resolution of any disagreements between Company management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company, and the independent auditor shall report directly to the Committee.
      2. Pre-Approval of Services. Before the independent auditor is engaged by the Company or its subsidiaries to render audit or non-audit services, the Committee shall pre-approve the engagement. Committee pre-approval of audit and non-audit services will not be required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Committee regarding the Company’s engagement of the independent auditor, provided the policies and procedures are detailed as to the particular service, the Committee is informed of each service provided and such policies and procedures do not include delegation of the Committee’s responsibilities under the Exchange Act to the Company’s management. The Committee may delegate to one or more designated members of the Committee the authority to grant pre-approvals, provided such approvals are presented to the Committee at a subsequent meeting. If the Committee elects to establish pre-approval policies and procedures regarding non-audit services, the Committee must be informed of each non-audit service provided by the independent auditor. Committee pre-approval of non-audit services (other than review and attest services) also will not be required if such services fall within available exceptions established by the SEC.
      3. Independence of Independent Auditor. The Committee shall, at least annually, review the independence and quality control procedures of the independent auditor and the experience and qualifications of the independent auditor’s senior personnel that are providing audit services to the Company, and in performing such review, the Committee shall solicit the opinions of management and the senior internal audit executive. In conducting its review:

(i) The Committee shall obtain and review a report prepared by the independent auditor describing (a) the auditing firm’s internal quality-control procedures and (b) any material issues raised by the most recent internal quality-control review, or peer review, of the auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditing firm, and any steps taken to deal with any such issues.

(ii) The Committee shall ensure that the independent auditor prepare and deliver, at least annually, a written statement delineating all relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard 1. The Committee shall actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that, in the view of the Committee, may impact the objectivity and independence of the independent auditor. If the Committee determines that further inquiry is advisable, the Committee shall take appropriate action in response to the independent auditor’s report to satisfy itself of the auditor’s independence.

(iii) The Committee shall confirm with the independent auditor that the independent auditor is in compliance with the partner rotation requirements established by the SEC.

(iv) The Committee shall, if applicable, consider whether the independent auditor’s provision of any permitted information technology services or other non-audit services to the Company is compatible with maintaining the independence of the independent auditor.

Annual Financial Statements and Annual Audit
      4. Meetings with Management, the Independent Auditor and the Senior Internal Audit Executive.

(i) The Committee shall meet with management, the independent auditor and the senior internal audit executive in connection with each annual audit to discuss the scope of the audit, the procedures to be followed and the staffing of the audit.

(ii) The Committee shall review and discuss with management and the independent auditor: (A) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, complex or unusual transactions, highly judgmental areas and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; (B) any analyses prepared by management or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including analyses of the effects of alternative GAAP methods on the Company’s financial statements; and (C) the effect of recent regulatory and professional accounting pronouncements, as well as off-balance sheet structures, on the Company’s financial statements.

(iii) The Committee shall review and discuss the annual audited financial statements with management and the independent auditor, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and consider whether they are complete and consistent with information known to committee members.
      5. Separate Meetings with the Independent Auditor.

(i) The Committee shall review with the independent auditor any problems or difficulties the independent auditor may have encountered during the course of the audit work, including any restrictions on the scope of activities or access to required information or any significant disagreements with management and management’s responses to such matters. Among the items that the Committee should consider reviewing with the Independent Auditor are: (A) any accounting adjustments that were noted or proposed by the auditor but were “passed” (as immaterial or otherwise); (B) any communications between the audit team and the independent auditor’s national office respecting auditing or accounting issues presented by the engagement; and (C) any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditor to the Company. The Committee shall obtain from the independent auditor assurances that Section 10A(b) of the Exchange Act has not been implicated in connection with any such problem or difficulty.

(ii) The Committee shall discuss with the independent auditor the report that such auditor is required to make to the Committee regarding: (A) all accounting policies and practices to be used that the independent auditor identifies as critical; (B) all alternative treatments within GAAP for policies and practices related to material items that have been discussed among management and the independent auditor, including the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and (C) all other material written communications between the independent auditor and management of the Company, such as any management letter, reports on observations and recommendations on internal controls, independent auditor’s engagement letter, independent auditor’s independence letter, schedule of unadjusted audit differences and a listing of adjustments and reclassifications not recorded, if any.

(iii) The Committee shall discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as then in effect.
      6. Recommendation to Include Financial Statements in Annual Report. The Committee shall, based on the review and discussions in paragraphs 4(iii) and 5(iii) above, and based on the disclosures received from the independent auditor regarding its independence and discussions with the auditor regarding such independence pursuant to subparagraph 3(ii) above, determine whether to recommend to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year subject to the audit.

Quarterly Financial Statements
      7. Meetings with Management and the Independent Auditor. The Committee shall review and discuss the quarterly financial statements with management and the independent auditor, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Internal Audit
      8. Appointment. The Committee shall be directly responsible for the appointment, compensation and oversight of the Company’s senior internal audit executive, and the senior internal audit executive shall report directly to the Committee. In furtherance of this responsibility, the Committee shall have the sole authority to appoint or replace the senior internal audit executive. The Committee shall consult with management but shall not delegate these responsibilities. The Committee shall periodically review the effectiveness of the internal audit function.
      9. Separate Meetings with the Senior Internal Audit Executive. The Committee shall meet periodically, but at least annually, with the Company’s senior internal audit executive to discuss the internal audit charter; the responsibilities, activities, budget, staffing and organizational structure of the Company’s internal audit function; any recommended changes to the activities of the internal audit department; and any issues that the senior internal audit executive believes warrant Committee attention. The Committee shall discuss with the senior internal audit executive any significant reports to management prepared by the senior internal audit executive and any responses from management.

Other Powers and Responsibilities
      10. The Committee may to the extent it deems appropriate discuss with management and/or the independent auditor the Company’s earnings press releases (with particular focus on any “pro forma” or “adjusted” non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies. The Committee’s discussion in this regard may be general in nature (i.e., discussion of the types of information to be disclosed and the type of presentation to be made) and need not take place in advance of each earnings release or each instance in which the Company may provide earnings guidance.
      11. The Committee shall review all related party transactions on an ongoing basis and all such transactions must be approved by the Committee.
      12. The Committee shall discuss with management and the independent auditor any correspondence from or with regulators or governmental agencies, any employee complaints or any published reports that raise material issues regarding the Company’s financial statements, financial reporting process, accounting policies or internal audit function.
      13. The Committee shall discuss with the Company’s General Counsel or outside counsel any legal matters brought to the Committee’s attention that could reasonably be expected to have a material impact on the Company’s financial statements.
      14. The Committee shall request assurances from management, the independent auditor and the Company’s senior internal audit executive that the Company’s foreign subsidiaries and foreign affiliated entities, if any, are in conformity with applicable legal requirements, including disclosure of affiliated party transactions.
      15. The Committee shall discuss with management the Company’s policies with respect to risk assessment and risk management. The Committee shall discuss with management the Company’s significant financial risk exposures and the actions management has taken to limit, monitor or control such exposures.

      16. The Committee shall set clear hiring policies for employees or former employees of the Company’s independent auditor.
      17. The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters. The Committee shall also establish procedures for the confidential and anonymous submission by employees regarding questionable accounting or auditing matters.
      18. The Committee shall provide the Company with the report of the Committee with respect to the audited financial statements required by Item 306 of Reg. S-K, for inclusion in each of the Company’s annual proxy statements.
      19. The Committee, through its Chair, shall regularly (and as requested by the Chairman of the Board) report to and review with the Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditor, the performance of the Company’s internal audit function or any other matter the Committee determines is necessary or advisable to report to the Board. The Chair shall report to the Board regarding the activities of the Committee at appropriate times and as otherwise requested by the Chairman of the Board.
      20. The Committee shall evaluate its own performance on an annual basis, including its compliance with this Charter, and provide the Board with any recommendations for changes in procedures or policies governing the Committee. The Committee shall conduct such evaluation and review in such manner as it deems appropriate.
      21. The Committee shall at least annually review and reassess this Charter and submit any recommended changes to the Board for its consideration.

APPENDIX B
THE LEAP WIRELESS INTERNATIONAL, INC.
EMPLOYEE STOCK PURCHASE PLAN

THE LEAP WIRELESS INTERNATIONAL, INC.
EMPLOYEE STOCK PURCHASE PLAN

THE LEAP WIRELESS INTERNATIONAL, INC.
EMPLOYEE STOCK PURCHASE PLAN
      Leap Wireless International, Inc., a Delaware corporation (the “Company”), by resolution of the Board of Directors of the Company, hereby adopts The Leap Wireless International, Inc. Employee Stock Purchase Plan (the “Plan”), effective as of May 25, 2005, subject to approval of the Plan by the stockholders of the Company.
      The purposes of the Plan are as follows:

(1) To assist eligible employees of the Company and its Designated Subsidiary Corporations (as defined below) in acquiring stock ownership in the Company pursuant to a plan which is intended to qualify as an “employee stock purchase plan”, within the meaning of Section 423(b) of the Code (as defined below).

(2) To help such employees provide for their future security and to encourage them to remain in the employment of the Company and its Subsidiary Corporations.
      1. Definitions. Whenever any of the following terms is used in the Plan with the first letter or letters capitalized, it shall have the following meaning unless context clearly indicates to the contrary (such definitions to be equally applicable to both the singular and the plural forms of the terms defined):

(a) “Account” shall mean the account established for an Eligible Employee under the Plan with respect to an Offering Period.

(b) “Agent” shall mean the brokerage firm, bank or other financial institution engaged, retained, appointed or authorized to act as the agent of an Employee (or, in the event of the Employee’s death, the Employee’s estate) to hold custody of shares of Stock purchased by such Employee (or the Employee’s estate) upon the exercise of an Option by such Employee (or the Employee’s estate).

(c) “Authorization” shall mean an Eligible Employee’s payroll deduction authorization with respect to an Offering Period provided by such Eligible Employee in accordance with Section 3(b).

(d) “Base Compensation” of an Eligible Employee shall mean the gross base compensation received by such Eligible Employee on each Payday as compensation for services to the Company or any Designated Subsidiary Corporation, excluding overtime payments, sales commissions, incentive compensation, bonuses, expense reimbursements, fringe benefits and other special-payments.

(e) “Board” means the Board of Directors of the Company.

(f) “Code” means the Internal Revenue Code of 1986, as amended.

(g) “Committee” means the committee of the Board appointed to administer the Plan pursuant to Section 12.

(h) “Company” means Leap Wireless International, Inc., a Delaware corporation.

(i) “Date of Exercise” of any Option means the date on which such Option is exercised, which shall be the last day of the Offering Period with respect to which the Option was granted, in accordance with Section 4(a) (except as provided in Section 9).

(j) “Date of Grant” of any Option means the date on which such Option is granted, which shall be the first day of the Offering Period with respect to which the Option was granted, in accordance with Section 3(a).

(k) “Designated Subsidiary Corporation” means any Subsidiary Corporation designated by the Board in accordance with Section 13.

(l) “Eligible Employee” means an Employee of the Company or any Designated Subsidiary Corporation: (i) who does not, immediately after the Option is granted, own (directly or through attribution) stock possessing five percent (5%) or more of the total combined voting power or value of all classes of Stock or other stock of the Company, a Parent Corporation or a Subsidiary Corporation (as determined under Section 423(b)(3) of the Code); (ii) whose customary employment is for more than twenty (20) hours per week; (iii) whose customary employment is for more than five (5) months in any calendar year; and (iv) who has been employed by the Company, any Parent Corporation and any Subsidiary Corporation for not less than three (3) months. For purposes of paragraph (i) above, the rules of Section 424(d) of the Code with regard to the attribution of stock ownership shall apply in determining the stock ownership of an individual, and stock which an Employee may purchase under outstanding options shall be treated as stock owned by the Employee. During a leave of absence meeting the requirements of Treasury Regulation Section 1.421-1(h)(2), an individual shall be treated as an Employee of the Company or Subsidiary Corporation employing such individual immediately prior to such leave.

(m) “Employee” shall mean an individual who renders services to the Company or a Subsidiary Corporation in the status of an “employee”, within the meaning of Code Section 3401(c). “Employee” shall not include any director of the Company or a Subsidiary Corporation who does not render services to the Company or a Subsidiary Corporation in the status of an “employee”, within the meaning of Code Section 3401(c).

(n) “Offering Period” shall mean each six-month period commencing on any January 1 and July 1 during the term of the Plan; provided, however, that the first Offering Period shall commence on the date this Plan is approved by the Company’s stockholders and shall end on the next occurring June 30 or December 31. Options shall be granted on the Date of Grant and exercised on the Date of Exercise, as provided in Sections 3(a) and 4(a), respectively.

(o) “Option” means an option to purchase shares of Stock granted under the Plan to an Eligible Employee in accordance with Section 3(a).

(p) “Option Price” means the option price per share of Stock determined in accordance with Section 4(b).

(q) “Parent Corporation” means any corporation, other than the Company, in an unbroken chain of corporations ending with the Company if, at the time of the granting of the Option, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(r) “Payday” means the regular and recurring established day for payment of Base Compensation to an Employee of the Company or any Subsidiary Corporation.

(s) “Plan” means The Leap Wireless International, Inc. Employee Stock Purchase Plan.

(t) “Stock” means the shares of the Company’s Common Stock, $.0001 par value.

(u) “Subsidiary Corporation” means any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in an unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

      2. Stock Subject to the Plan. Subject to the provisions of Section 9 hereof (relating to adjustments upon changes in the Stock) and Section 11 hereof (relating to amendments of the Plan), the Stock that may be sold pursuant to Options granted under the Plan shall not exceed in the aggregate eight hundred thousand (800,000) shares of Stock. The shares of Stock sold pursuant to Options granted under the Plan may be unissued shares or treasury shares of Stock, or shares of Stock bought by the Company on the New York Stock Exchange or other nationally-recognized exchange, Nasdaq, or other market, for purposes of the Plan.
      3. Grant of Options.
      (a) Option Grants. The Company shall grant Options under the Plan to all Eligible Employees in successive Offering Periods until the earlier of: (i) the date on which the number of shares of Stock available under the Plan have been sold, or (ii) the date on which the Plan is suspended or terminates. Each Employee who is an Eligible Employee on the first day of an Offering Period shall be granted an Option with respect to such Offering Period. The Date of Grant of such an Option shall be the first day of the Offering Period with respect to which such Option was granted. Each Option shall expire on the Date of Exercise immediately after the automatic exercise of the Option in accordance with Section 4(a), unless such Option terminates earlier in accordance with Section 5, 6 or 9. The number of shares of Stock subject to an Eligible Employee’s Option shall equal two hundred fifty (250) shares; provided, however, that the number of shares of Stock subject to the Option shall not exceed the number of shares of Stock equal to five thousand dollars ($5,000), divided by the Option Price for the Option; and, provided, further, that the number of shares of Stock subject to such Option shall not exceed the number determined in accordance with subsection (c). The Company shall not grant an Option with respect to an Offering Period to any individual who is not an Eligible Employee on the first day of such Offering Period.
      (b) Election to Participate; Payroll Deduction Authorization. An Eligible Employee shall participate in the Plan only by means of payroll deduction. Each Eligible Employee who elects to participate in the Plan with respect to an Offering Period shall deliver to the Company, not later than ten (10) days before the first day of the Offering Period, a completed and executed written payroll deduction authorization in a form prepared by the Committee (the “Authorization”). An Eligible Employee’s Authorization shall give notice of such Eligible Employee’s election to participate in the Plan for the next following Offering Period (and subsequent Offering Periods) and shall designate a whole percentage of such Eligible Employee’s Base Compensation to be withheld by the Company or the Designated Subsidiary Corporation employing such Eligible Employee on each Payday during the Offering Period as payroll deductions under the Plan. An Eligible Employee may designate any whole percentage of Base Compensation which is not less than one percent (1%) and not more than fifteen percent (15%) as payroll deductions. An Eligible Employee’s payroll deductions during an Offering Period shall be deducted from such Eligible Employee’s Base Compensation for each Payday in an amount equal to the percentage specified in the Authorization, and such amount shall be credited to such Eligible Employee’s Account under the Plan. An Eligible Employee may change the percentage of Base Compensation designated in the Authorization, subject to the limits of this subsection (b), or may suspend the Authorization, or may resume payroll deductions pursuant to a new Authorization, at any time during the Offering Period, provided, that any such change, suspension, or resumption of payroll deductions shall become effective not later than ten (10) days after receipt by the Company. In the event an Eligible Employee suspends his or her Authorization, his or her cumulative payroll deductions prior to the suspension shall remain in his or her Account and shall not be paid to such Eligible Employee, unless he or she withdraws from participation under the Plan in accordance with Section 5. Any Authorization shall remain in effect for each subsequent Offering Period, unless the Eligible Employee submits a new Authorization pursuant to this subsection (b), withdraws from the Plan pursuant to Section 5, ceases to be an Eligible Employee as defined in Section 1(l) or terminates employment as provided in Section 6. An Eligible Employee’s cumulative payroll deductions for an Offering Period shall not exceed five thousand dollars ($5,000).
        (c) $25,000 Limitation. No Eligible Employee shall be granted an Option under the Plan which permits his or her rights to purchase shares of Stock under the Plan, together with other options to purchase shares of Stock (or other stock) under all other employee stock purchase plans of the Company, any Parent Corporation or any Subsidiary Corporation subject to the Section 423 of the Code, to accrue at a rate which exceeds $25,000 of fair market value of such shares of Stock (or other stock) (determined at the time the Option or other option is granted) for each calendar year in which the Option is outstanding at any time. For purpose of the limitation imposed by this subsection, (i) the right to purchase shares of Stock (or other stock) under an Option or other option accrues when the Option or other option (or any portion thereof) first becomes exercisable during the calendar year, (ii) the right to purchase shares of Stock (or other stock) under an Option or other option accrues at the rate provided in the Option or other option, but in no case may such rate exceed $25,000 of the fair market value of such Stock (or other stock) (determined at the time such Option or other option is granted) for any one calendar year, and (iii) a right to purchase Stock (or other stock) which has accrued under an Option or other option may not be carried over to any Option or other option. This limitation shall be applied in accordance with Section 423(b)(8) of the Code and the Treasury Regulations thereunder.

      4. Exercise of Options; Option Price.
        (a) Option Exercise. Each Employee automatically and without any act on such Employee’s part shall be deemed to have exercised such Employee’s Option on the Date of Exercise to the extent that the balance then in the Employee’s Account is sufficient to purchase, at the Option Price, whole shares of the Stock subject to the Option, subject to the limitations under Section 3(a). Any remaining balance in the Employee’s Account shall be paid to the Employee in a lump sum payment in cash, without interest thereon, within thirty (30) days after the Date of Exercise.
        (b) Option Price Defined. The option price per share of Stock (the “Option Price”) to be paid by an Employee upon the exercise of the Employee’s Option shall be equal to 85% of the lesser of: (i) the Fair Market Value of a share of Stock on the Date of Exercise and (ii) the Fair Market Value of a share of Stock on the Date of Grant. The “Fair Market Value” of a share of Stock as of a given date shall be: (A) the closing price of a share of Stock on the principal exchange on which the Stock is then trading, if any, on the trading day next preceding such date; (B) if the Stock is not traded on an exchange, but is quoted on Nasdaq or a successor quotation system, (I) the closing price (if the Stock is then listed as a National Market Issue under the NASD National Market System), or (II) the mean between the closing representative bid and asked prices (in all other cases) for a share of Stock, on the trading day next preceding such date, as reported by Nasdaq or such successor quotation system; (iii) if the Stock is not publicly traded on an exchange and not quoted on Nasdaq or a successor quotation system, the mean between the closing bid and asked prices for a share of Stock on the trading day next preceding such date, as determined in good faith by the Committee; or (iv) if the Stock is not publicly traded, the fair market value of a share of Stock established by the Committee acting in good faith.
        (c) Book Entry/ Share Certificates. As soon as practicable after the purchase of shares of Stock upon the exercise of an Option by an Employee, the Company shall issue the shares of Stock to such Employee and such shares shall be held in the custody of the Agent designated by the Employee for the benefit of the Employee. The Company shall make an entry on its books and records indicating that the shares of Stock purchased in connection with such exercise (including any partial share) have been duly issued as of that date to such Employee. An Employee shall have the right at any time to request in writing a certificate or certificates for all or a portion of the whole shares of Stock purchased hereunder. Upon receipt of an Employee’s written request for any such certificate, the Company shall, within ten (10) days after the date of such receipt, deliver any such certificate to the Employee. Nothing in this subsection (c) shall prohibit the sale or other disposition by an Employee of shares of Stock purchased hereunder. In the event the Company is required to obtain authority from any commission or agency to issue any certificate or certificates for all or a portion of the whole shares of Stock purchased hereunder, the Company shall seek to obtain such authority as soon as reasonably practicable.
        (d) Pro Rata Allocations. If the total number of shares of Stock for which Options are to be exercised on any date exceeds the number of shares of Stock authorized for sale under Section 2 and remaining unsold under the Plan (after deduction for all shares of Stock for which Options have theretofore been exercised), the Committee shall make a pro rata allocation of the available remaining shares of Stock in as nearly a uniform manner as shall be practicable and the balance of the amount credited to the Account of each Employee which has not been applied to the purchase of shares of Stock shall be paid to such Employee in one lump sum in cash within thirty (30) days after the Date of Exercise, without any interest thereon.
        (e) Information Statement. The Company shall provide each Employee whose Option is exercised with an information statement in accordance with Section 6039(a) of the Code and the Treasury Regulations thereunder. The Company shall maintain a procedure for identifying certificates of shares of Stock sold upon the exercise of Options in accordance with Section 6039(b) of the Code.
      5. Withdrawal from the Plan.
        (a) Withdrawal Election. An Employee may withdraw from participation under the Plan at any time before the last day of any Offering Period. An Employee electing to withdraw from the Plan must deliver to the Company a notice of withdrawal in a form prepared by the Committee (the “Withdrawal Election”), prior to the Date of Exercise for such Offering Period. Upon receipt of an Employee’s Withdrawal Election, as soon as administratively practicable after such receipt, the Company or Subsidiary Corporation employing the Employee shall pay to the Employee the amount credited to the Employee’s Account in one lump sum payment in cash, without any interest thereon. Upon receipt of an Employee’s Withdrawal Election by the Company, the Employee shall cease to participate in the Plan and the Employee’s Option for such Offering Period shall terminate.
        (b) Eligibility following Withdrawal. An Employee who withdraws from the Plan with respect to an Offering Period, and who is an Eligible Employee on the Date of Grant of a subsequent Offering Period, may elect to participate again in the Plan for such subsequent Offering Period by delivering to the Company an Authorization pursuant to Section 3(b).
      6. Termination of Employment.
        (a) Termination of Employment Other than by Death. Except as provided in subsection (b), if the employment of an Employee with the Company and the Subsidiary Corporations terminates other than by death, the Employee’s participation in the Plan automatically and without any act on the Employee’s part shall terminate as of the date of the termination of the Employee’s employment. As soon as practicable after such a termination of employment, the Company or Subsidiary Corporation employing the Employee shall pay to the Employee the amount credited to the Employee’s Account in one lump sum payment in cash, without any interest thereon. Upon an Employee’s termination of employment covered by this subsection, the Employee’s Authorization and Option under the Plan shall terminate.
        (b) Termination by Death. If the employment of an Employee with the Company and the Subsidiary Corporations is terminated by the Employee’s death, the executor of the Employee’s will or the administrator of the Employee’s estate, by written notice to the Company, may request payment of the balance in the Employee’s Account, in which event, as soon as administratively practicable after receipt of such request, the Company or Subsidiary Corporation employing the Employee shall pay the amount credited to the Employee’s Account in one lump sum payment in cash, without any interest thereon. Upon receipt of such notice, the Employee’s Authorization and Option under the Plan shall terminate. If the Company does not receive such notice prior to the next Date of Exercise, the Employee’s Option shall be deemed to have been exercised the Employee’s estate on such Date of Exercise, and the Company shall issue the shares of Stock purchased to the Employee’s estate and such shares shall be held in the custody of the Agent designated by the executor or administrator for the benefit of the estate. The Company shall make an entry on its books and records indicating that the shares of Stock purchased in connection with such exercise (including any partial share) have been duly issued as of that date to such Employee’s estate. The executor of the Employee’s will or the administrator of the Employee’s estate shall have the right at any time to request in writing a certificate or certificates for all or a portion of the whole shares of Stock purchased hereunder. Upon receipt of the administrator’s or the executor’s written request for any such certificate, the Company shall, within ten (10) days after the date of such receipt, deliver any such certificate to the Employee’s estate. Nothing in this subsection (b) shall prohibit the sale or other disposition by the Employee’s estate of shares of Stock purchased hereunder. In the event the Company is required to obtain authority from any commission or agency to issue any certificate or certificates for all or a portion of the whole shares of Stock purchased hereunder, the Company shall seek to obtain such authority as soon as reasonably practicable.
      7. Restriction upon Assignment. An Option granted under the Plan shall not be transferable other than by will or the laws of descent and distribution, and is exercisable during the Employee’s lifetime only by the Employee. Except as provided in Section 6(b) hereof, an Option may not be exercised to any extent except by the Employee. The Company shall not recognize and shall be under no duty to recognize any assignment or alienation of the Employee’s interest in the Plan, the Employee’s Option or any rights under the Employee’s Option.
      8. No Rights of Stockholders until Shares Issued. With respect to shares of Stock subject to an Option, an Employee shall not be deemed to be a stockholder of the Company, and the Employee shall not have any of the rights or privileges of a stockholder, until such shares have been issued to the Employee or his or her nominee following exercise of the Employee’s Option. No adjustments shall be made for dividends (ordinary or extraordinary, whether in cash securities, or other property) or distribution or other rights for which the record date occurs prior to the date of such issuance, except as otherwise expressly provided herein.
      9. Changes in the Stock and Corporate Events; Adjustment of Options.
        (a) Subject to Section 9(c), in the event that the Committee, in its sole discretion, determines that any dividend or other distribution (whether in the form of cash, Stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Stock or other securities of the Company, issuance of warrants or other rights to purchase Stock or other securities of the Company, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an Option, then the Committee shall, in such manner as it may deem equitable, adjust any or all of:

(i) the number and kind of shares of Stock (or other securities or property) with respect to which Options may be granted (including, but not limited to, adjustments of the limitations in Sections 2 and 3 on the maximum number of shares of Stock which may be purchased),

(ii) the number and kind of shares of Stock (or other securities or property) subject to outstanding Options, and

(iii) the exercise price with respect to any Option.
        (b) Subject to Section 9(c), in the event of any transaction or event described in Section 9(a) or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations, or accounting principles, the Committee, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Option or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Employee’s request, is hereby authorized to take any one or more of the following actions whenever the Committee determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Option under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(i) To provide that all Options outstanding shall terminate without being exercised on such date as the Committee determines in its sole discretion;

(ii) To provide that all Options outstanding shall be exercised prior to the Date of Exercise of such Options on such date as the Committee determines in its sole discretion and such Options shall terminate immediately after such exercises.

(iii) To provide for either the purchase of any Option outstanding for an amount of cash equal to the amount that could have been obtained upon the exercise of such Option had such Option been currently exercisable, or the replacement of such Option with other rights or property selected by the Committee in its sole discretion;

(iv) To provide that such Option be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; and

(v) To make adjustments in the number and type of shares of Stock (or other securities or property) subject to outstanding Options, or in the terms and conditions of (outstanding Options, or Options which may be granted in the future.
        (c) No adjustment or action described in this Section 9 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to fail to satisfy the requirements of Section 423 of the Code. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 of the Securities and Exchange Act of 1934, as amended, or violate the exemptive conditions of Rule 16b-3 unless the Committee determines that the Option is not to comply with such exemptive conditions. The number of shares of Common Stock subject to any Option shall always be rounded down to the next whole number.
        (d) The existence of the Plan and the Options granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Stock or the rights thereof of which are convertible into or exchangeable for Stock, or the dissolution or liquidation of the company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
      10. Use of Funds; No Interest Paid. All funds received or held by the Company under the Plan shall be included in the general funds of the Company free of any trust or other restriction and may be used for any corporate purpose. No interest will be paid to any Employee or credited to any Employee’s Account with respect to such funds.
      11. Amendment, Suspension or Termination of the Plan. The Board may amend, suspend, or terminate the Plan at any time and from time to time, provided that approval by a vote of the holders of the outstanding shares of the Company’s capital stock entitled to vote shall be required to amend the Plan to: (a) change the aggregate number of shares of Stock that may be sold pursuant to Options under the Plan under Section 2, (b) change the corporations or classes of corporations whose employees may be granted Options under the Plan, or (c) change the Plan in any manner that would cause the Plan to no longer be an “employee stock purchase plan” within the meaning of Section 423(b) of the Code.
      12. Administration by Committee; Rules and Regulations.
        (a) Appointment of Committee. The Plan shall be administered by the Committee, which shall be composed of not less than two members of the Board, each of whom shall be a “non-employee director” within the meaning of Rule 16b-3 which has been adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Each member of the Committee shall serve for a term commencing on a date specified by the Board and continuing until the member dies, resigns or is removed from office by the Board. The Committee at its option may utilize the services of an agent to assist in the administration of the Plan, including establishing and maintaining an individual securities account under the Plan for each Employee.
        (b) Duties and Powers of Committee. It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with the provisions of the Plan. The Committee shall have the power to interpret the Plan and the terms of the Options and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan.
        (c) Majority Rule. The Committee shall act by a majority of its members in office. The Committee may act either by vote at a meeting or by a memorandum or other written instrument signed by a majority of the Committee.
        (d) Compensation; Professional Assistance; Good Faith Actions. All expenses and liabilities incurred by members of the Committee in connection with the administration of the Plan shall be borne by the Company. The Committee may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Employees, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Options, and all members of the Committee shall be fully protected by the Company in respect to any such action, determination, or interpretation.
      13. Designation of Subsidiary Corporations. The Board shall designate from among the Subsidiary Corporations, as determined from time to time, the Subsidiary Corporation or Subsidiary Corporations whose Employees shall be eligible to be granted Options under the Plan. The Board may designate a Subsidiary Corporation, or terminate the designation of a Subsidiary Corporation, without the approval of the stockholders of the Company.
      14. No Rights as an Employee. Nothing in the Plan shall be construed to give any person (including any Eligible Employee) the right to remain in the employ of the Company, a Parent Corporation or a Subsidiary Corporation or to affect the right of the Company, any Parent Corporation or any Subsidiary Corporation to terminate the employment of any person (including any Eligible Employee) at any time, with or without cause.
      15. Term; Approval by Stockholders. Subject to approval by the stockholders of the Company in accordance with this Section, the Plan shall be in effect until December 31, 2014, unless sooner terminated in accordance with Section 11. No Option may be granted during any period of suspension of the Plan or after termination of the Plan. The Plan shall be submitted for the approval of the Company’s stockholders within twelve (12) months after the date of the adoption of the Plan by the Board. Options shall not be granted prior to such stockholder approval.
      16. Effect upon Other Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company, any Parent Corporation or any Subsidiary Corporation. Nothing in this Plan shall be construed to limit the right of the Company, any Parent Corporation or any Subsidiary Corporation to: (a) establish any other forms of incentives or compensation for employees of the Company, any Parent Corporation or any Subsidiary Corporation or (b) grant or assume options otherwise than under the Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.
      17. Conditions to Issuance of Stock Certificates. The Company shall not be required to issue or deliver any certificate or certificates for shares of Stock purchased upon the exercise of Options prior to fulfillment of all the following conditions:

(a) The admission of such shares to listing on all stock exchanges, if any, on which is then listed; and

(b) The completion of any registration or other qualification of such shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable; and

(c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and

(d) The payment to the Company of all amounts which it is required to withhold under federal, state or local law upon exercise of the Option; and

(e) The lapse of such reasonable period of time following the exercise of the Option as the Committee may from time to time establish for reasons of administrative convenience.
      18. Notification of Disposition. Each Employee shall give prompt notice to the Company of any disposition or other transfer of any shares of Stock purchased upon exercise of an Option if such disposition or transfer is made: (a) within two (2) years from the Date of Grant of the Option, or (b) within one (1) year after the transfer of such shares of Stock to such Employee upon exercise of such Option. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Employee in such disposition or other transfer.
      19. Notices. Any notice to be given under the terms of the Plan to the Company shall be addressed to the Company in care of its Secretary and any notice to be given to any Employee shall be addressed to such Employee at such Employee’s last address as reflected in the Company’s records. By a notice given pursuant to this Section, either party may designate a different address for notices to be given to it, him or her. Any notice which is required to be given to an Employee shall, if the Employee is then deceased, be given to the Employee’s personal representative if such representative has previously informed the Company of his status and address by written notice under this Section. Any notice shall have been deemed duly given if enclosed in a properly sealed envelope or wrapper addressed as aforesaid at the time it is deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.
      20. Headings. Headings are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
LEAP WIRELESS INTERNATIONAL, INC.
     The undersigned hereby appoints S. DOUGLAS HUTCHESON, DEAN M. LUVISA and ROBERT J. IRVING, JR., and each of them, with full power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of LEAP WIRELESS INTERNATIONAL, INC. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of Leap to be held September 15, 2005 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.
THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS.
(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

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THE BOARD OF DIRECTORS RECOMMEND A VOTE FOR ITEMS 1 AND 2.	Mark Here for Address Change or Comments	☐
PLEASE SEE REVERSE SIDE

			WITHHELD
		FOR	FOR ALL			FOR	AGAINST	ABSTAIN
1.	Election of Directors Nominees:	☐	☐	2.	TO APPROVE THE LEAP WIRELESS INTERNATIONAL, INC. EMPLOYEE STOCK PURCHASE PLAN.	☐	☐	☐	3.	THE PROXIES OF THE UNDERSIGNED MAY VOTE IN THEIR DISCRETION ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.
01 James D. Dondero
02 John D. Harkey, Jr.
03 S. Douglas Hutcheson
04 Robert V. LaPenta
05 Mark H. Rachesky
06 Michael B. Targoff

WILL
ATTEND
Withheld for the nominees you list below: (Write that nominee’s name in the space provided below.)	If you plan to attend the Annual Meeting, please mark the WILL ATTEND box	☐	Choose MLink SM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

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return it in the enclosed postage-paid envelope.
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on the internet at: http://www.leapwireless.com